AMENDED AND RESTATED CREDIT AGREEMENT

                                   DATED AS OF

                                  APRIL 2, 2001

                                      AMONG

                               AVADO BRANDS, INC.,

                                  AS BORROWER,

                      WACHOVIA BANK, NATIONAL ASSOCIATION,

                               FLEET NATIONAL BANK

                                       AND

                THE OTHER FINANCIAL INSTITUTION(S) LISTED ON THE
                            SIGNATURE PAGE(S) HEREOF,

                                    AS BANKS,

                                       AND

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                            AS ADMINISTRATIVE AGENT,

                                       AND

                              FLEET NATIONAL BANK,
                              AS SYNDICATION AGENT

                                TABLE OF CONTENTS


ARTICLE 1.        DEFINITIONS..................................................2
     SECTION 1.1           Definitions.........................................2
     SECTION 1.2           Accounting Terms and Determinations................16
     SECTION 1.3           References.........................................17
     SECTION 1.4           Use of Defined Terms...............................17
     SECTION 1.5           Terminology........................................17
     SECTION 1.6           Pro Rata Shares of Total Commitments...............17
ARTICLE 2.        THE CREDIT..................................................18
     SECTION 2.1           Commitments to Lend................................18
     SECTION 2.2           Method of Borrowing................................18
     SECTION 2.3           Notes..............................................19
     SECTION 2.4           Maturity of Revolving Loans........................20
     SECTION 2.5           Interest Rates.....................................20
     SECTION 2.6           Fees and Other Compensation........................21
     SECTION 2.7           Termination or Reduction of Loan Commitments.......23
     SECTION 2.8           Optional Prepayments...............................24
     SECTION 2.9           Mandatory Prepayments..............................24
     SECTION 2.10          General Provisions as to Payments..................25
     SECTION 2.11          Computation of Interest and Fees...................26
ARTICLE 2A.  LETTER OF CREDIT FACILITY........................................27
SECTION 2A.1.  Obligation to Issue............................................27
SECTION 2A.2.  Types and Amounts of Extensions and Renewals...................27
SECTION 2A.3.  Conditions to Extensions or Renewals...........................27
SECTION 2A.4.  Reimbursement Obligations; Duties of the Issuer................27
SECTION 2A.6.  Payment of Reimbursement Obligations...........................28
SECTION 2A.7.  Compensation for Letters of Credit.............................29
SECTION 2A.8.  Indemnification; Exoneration...................................29
SECTION 2A.9  Bank Participations in Letters of Credit........................30
SECTION 2A.10  Letter of Credit Application Agreement.........................31
ARTICLE 3.         CONDITIONS TO BORROWINGS...................................32
     SECTION 3.1           Conditions to First Borrowing......................32
     SECTION 3.2           Conditions to All Borrowings and Letters of Credit.33
ARTICLE 4.        REPRESENTATIONS AND WARRANTIES..............................34
     SECTION 4.1           Corporate Existence and Power......................34
     SECTION 4.2           Corporate and Governmental Authorization; No
                           Contravention......................................34
     SECTION 4.3           Binding Effect.....................................34
     SECTION 4.4           Financial Information; No Material Adverse Effect..35
     SECTION 4.5           No Litigation......................................35
     SECTION 4.6           Compliance with Laws Generally; Compliance
                           with ERISA.........................................35
     SECTION 4.7           Taxes..............................................36
     SECTION 4.8           Subsidiaries.......................................36

     SECTION 4.9           Not a Public Utility, Holding Company,
                           Investment Company or Investment Adviser...........36
     SECTION 4.10          Ownership of Property; Liens.......................36
     SECTION 4.11          No Default.........................................36
     SECTION 4.12          Full Disclosure....................................36
     SECTION 4.13          Environmental Matters..............................37
     SECTION 4.14          Capital Stock......................................37
     SECTION 4.15          Margin Stock.......................................37
     SECTION 4.16          Solvency...........................................38
     SECTION 4.17          Possession of Franchises, Licenses, Etc............38
     SECTION 4.18          Insurance..........................................38
     SECTION 4.19          Financial Products.................................38
ARTICLE 5.        COVENANTS...................................................38
     SECTION 5.1           Information........................................38
     SECTION 5.2           Inspection of Property, Books and Records..........40
     SECTION 5.3           Consultant.........................................40
     SECTION 5.4           Adjusted Total Debt/Adjusted Total Capital Ratio...40
     SECTION 5.5           Fixed Charge Coverage Ratio........................40
     SECTION 5.6           Adjusted Total Debt/EBITDAR Ratio..................41
     SECTION 5.7           Total Senior Debt/EBITDA Ratio.....................42
     SECTION 5.8           Negative Pledge....................................43
     SECTION 5.9           Maintenance of Existence...........................44
     SECTION 5.10          Dissolution........................................44
     SECTION 5.11          Consolidations, Mergers and Sales of Assets........44
     SECTION 5.12          Use of Proceeds....................................44
     SECTION 5.13          Compliance with Laws; Payment of Taxes.............45
     SECTION 5.14          Insurance..........................................45
     SECTION 5.15          Change in Fiscal Year..............................45
     SECTION 5.16          Maintenance of Property............................45
     SECTION 5.17          Environmental Notices..............................46
     SECTION 5.18          Environmental Matters..............................46
     SECTION 5.19          Environmental Releases.............................46
     SECTION 5.20          Investments........................................46
     SECTION 5.21          Debt...............................................49
     SECTION 5.22          Dividends and Distributions........................49
     SECTION 5.23          Transactions With Affiliates.......................49
     SECTION 5.24          Subsidiaries.......................................49
     SECTION 5.25          Stock Purchases, Etc...............................50
     SECTION 5.26          No Prepayment of Senior Notes......................50
     SECTION 5.27          Subordinated Debt..................................50
     SECTION 5.28          Financial Products.................................50
     SECTION 5.29          Operating Leases...................................50
     SECTION 5.30          Real Property......................................51
     SECTION 5.31          Accounts Payable...................................51
     SECTION 5.32          Sales Tax..........................................51
ARTICLE 6.        DEFAULTS................................................... 51

     SECTION 6.1           Events of Default..................................51
     SECTION 6.2           Notice of Default..................................54
ARTICLE 7.        THE ADMINISTRATIVE AGENT....................................54
     SECTION 7.1           Appointment; Powers and Immunities.................54
     SECTION 7.2           Reliance by Administrative Agent...................55
     SECTION 7.3           Defaults...........................................55
     SECTION 7.4           Rights of Administrative Agent as a Bank...........55
     SECTION 7.5           Indemnification....................................56
     SECTION 7.6           Payee of Note Treated as Owner.....................56
     SECTION 7.7           Nonreliance on Administrative Agent and
                           Other Banks........................................56
     SECTION 7.8           Failure to Act.....................................57
     SECTION 7.9           Resignation of Administrative Agent................57
ARTICLE 8.        CHANGE IN CIRCUMSTANCES; COMPENSATION.......................57
     SECTION 8.1           Increased Cost and Reduced Return..................57
     SECTION 8.2           Replacement of a Lender............................58
ARTICLE 9.        MISCELLANEOUS...............................................59
     SECTION 9.1           Notices............................................59
     SECTION 9.2           No Waivers.........................................59
     SECTION 9.3           Expenses; Documentary Taxes........................59
     SECTION 9.4           Indemnification....................................60
     SECTION 9.5           Sharing of Setoffs.................................60
     SECTION 9.6           Amendments and Waivers.............................61
     SECTION 9.7           No Margin Stock Collateral.........................61
     SECTION 9.8           Successors and Assigns.............................61
     SECTION 9.9           Confidentiality....................................63
     SECTION 9.10          Representation by Banks............................64
     SECTION 9.11          Obligations Several................................64
     SECTION 9.12          GEORGIA LAW........................................64
     SECTION 9.13          Interpretation.....................................64
     SECTION 9.14          WAIVER OF JURY TRIAL AND CONSENT TO JURISDICTION...64
     SECTION 9.15          Counterparts.......................................65
     SECTION 9.16          Survival...........................................65
     SECTION 9.17          Entire Agreement; Amendment; Severability..........65
     SECTION 9.18          TIME OF THE ESSENCE................................65
     SECTION 9.19          No Joint Venture...................................66
     SECTION 9.20          Certain Designations...............................66
     SECTION 9.21          Release............................................66

EXHIBITS

EXHIBIT A         Form of Assignment and Acceptance

EXHIBIT B         Form of Pledge Agreement

EXHIBIT C         Form of Revolving Loan Note

EXHIBIT D         Form of Security Agreement

EXHIBIT E         Form of Subsidiary Guaranty

EXHIBIT F         Form of Notice of Borrowing

EXHIBIT G         Form of Acknowledgment and Agreement (Mortgages)

EXHIBIT H         Form of Closing Certificate

EXHIBIT I         Form of Secretary's Certificate

EXHIBIT J         Form of Compliance Certificate


SCHEDULES

SCHEDULE 1.1      Letters of Credit

SCHEDULE 1.2      Hops Subsidiaries

SCHEDULE 1.3      Morgan Properties

SCHEDULE 4.5      Existing Litigation

SCHEDULE 4.7      Taxes

SCHEDULE 4.8      Existing Subsidiaries

SCHEDULE 5.8      Existing Permitted Liens

SCHEDULE 5.11     Approved "For Sale" Properties

SCHEDULE 5.20A    Existing and Committed Investments in Hops Subsidiaries

SCHEDULE 5.20B    Existing Loans and Advances to Affiliates

SCHEDULE 5.21     Existing Debt for Money Borrowed

SCHEDULE 5.29     Existing Operating Leases

                      AMENDED AND RESTATED CREDIT AGREEMENT


     THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 2, 2001, is made among AVADO BRANDS, INC., as Borrower; WACHOVIA BANK, NATIONAL ASSOCIATION, FLEET NATIONAL BANK, and any other party or parties listed as a "Bank" or among the "Banks" on the signature page(s) hereof, as Banks; WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent for the Banks and as the Issuer of Letters of Credit; and FLEET NATIONAL BANK, as Syndication Agent for the Banks (the foregoing parties hereinafter sometimes called, collectively, the "Parties" or, individually, a "Party").

     Preamble: The Parties are parties to an existing Credit Agreement, dated as of June 22, 1999 (which, as amended and modified to date, by the Amendments and the Consents, as described more particularly below, is called herein the "Original Credit Agreement"). To date, the Original Credit Agreement has been amended by: (i) a First Amendment to Credit Agreement, dated September 15, 1999, made among the Parties; (ii) a Second Amendment to Credit Agreement, dated October 4, 1999, made among the Parties; (iii) a Third Amendment to Credit Agreement, dated as of March 31, 2000, made among the Parties; (iv) a Fourth Amendment to Credit Agreement, dated October 13, 2000, made among the Parties;
(v) a Fifth Amendment to Credit Agreement, dated November 30, 2000, made among the Parties; and (vi) a Sixth Amendment to Credit Agreement, dated March 15, 2001, made among the Parties (the foregoing amendments herein called, collectively, the "Amendments"); and, the Original Credit Agreement has been modified further by: (i) a Consent and Waiver No. 1 to Credit Agreement, dated November 17, 1999, made among the Parties; (ii) a Consent and Waiver No. 2 to Credit Agreement, dated December 31, 1999, made among the Parties; (iii) a Consent and Waiver No. 3 to Credit Agreement, dated February 29, 2000, made among the Parties; (iv) a Request for Consent - Morgan Waiver, dated April 13, 2000, made among the Parties; (v) a Consent and Waiver No. 4 to Credit Agreement, dated May 22, 2000, made among the Parties; (vi) a Consent and Waiver No. 5 to Credit Agreement, also dated May 22, 2000, made among the Parties; and
(vi) a Consent and Waiver No. 6 to Credit Agreement, dated September 29, 2000, made among the Parties (the foregoing consents and waivers herein called, collectively, the "Consents"). The Parties have agreed to modify and amend the Original Credit Agreement in certain respects and, in connection therewith, have further agreed, for ease of reference, to amend and restate, in its entirety, the Original Credit Agreement to reflect such further modifications and to incorporate all Amendments and Consents, to the extent still effective and binding on the Parties.

     Accordingly, for value received, intending to be legally bound, the Parties hereby amend and restate the Original Credit Agreement, in its entirety, to read, instead, as follows:

                             ARTICLE 1. DEFINITIONS

SECTION 1.1       Definitions.
                  -----------

     The terms as defined in this Section 1.1 shall for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

     "Adjusted Total Debt" shall mean and include the sum (without duplication) of the following, at any Fiscal Quarter end, for the Borrower and its Consolidated Subsidiaries, on a consolidated basis: (i) Total Debt; plus (ii) an amount equal to seven (7) times the amount of the operating lease payments which were owed by the Borrower and such Subsidiaries during the period of four (4) Fiscal Quarters ending on such date.

     "A Letters of Credit" means, collectively, all those letters of credit issued by the Issuer for the account of the Borrower, existing on the Closing Date, and listed under the heading "A Letters of Credit" on Schedule 1.1.

     "Acceleration Date" means that date on which, pursuant to the last paragraph of Section 6.1, the Commitments are terminated and all Obligations become immediately due and payable, upon or following an Event of Default and during its continuance.

     "Adjusted Total Capital" shall be equal to the sum at any date of: (i) Adjusted Total Debt; plus (ii) Stockholders' Equity plus (iii) the TECONS.

     "Adjusted Total Debt/Adjusted Total Capital Ratio" shall mean the ratio which (i) the Adjusted Total Debt of the Borrower and its Consolidated
Subsidiaries at any date bears to (ii) the Adjusted Total Capital of the Borrower and its Consolidated Subsidiaries at such date.

     "Administrative   Agent"  means   Wachovia,   acting  in  its  capacity  as
administrative agent for the Banks; and its successors and permitted assigns acting in such capacity.

     "Administrative Agent's Address" means the address of Administrative Agent referred to or specified in Section 9.1.

     "Affiliate" means, as to any Person (i) any other Person that directly, or indirectly through one or more intermediaries, controls such Person (a "Controlling Person"), (ii) any other Person which is controlled by or is under common control with such Person or a Controlling Person, or (iii) any other Person of which such Person owns, directly or indirectly, twenty percent (20%) or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" means this Amended and Restated Credit Agreement, together with all amendments and modifications hereto.

     "Asset Recovery" means any collections, returns of capital or other recoveries made by the Borrower or any of its Subsidiaries in respect of any Investments of the types described in clauses (iii), (v), (vi) and (viii) of
Section 5.20.

     "Asset Sale" shall mean the sale, lease, transfer or other disposition by the Borrower or any of its Subsidiaries of any of its or their respective Properties subsequent to the Closing Date, excluding, however, therefrom inventory sold or used equipment traded-in, in each case, in the ordinary course of business. The term "Asset Sale" shall also include, without limitation, the involuntary disposition of Properties by eminent domain, condemnation and casualty loss.

     "Assignee" has the meaning set forth in Section 9.8.3.

     "Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with Section 9.8.3 in the form attached hereto as Exhibit A.

     "Authority" has the meaning set forth in Section 8.2.

     "B Letters of Credit" means, collectively, all those letters of credit issued by the Issuer for the account of the Borrower, existing on the Closing Date, and listed under the heading "B Letters of Credit" on Schedule 1.1.

     "Bank" means each bank or other financial institution listed on the signature pages hereof and identified therein as a "Bank."

     "Base Rate" means, for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, and (ii) one-half of one percent (1/2%) per annum above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate, as the case may be, shall be effective on the date of each such change.

     "Borrower" means Avado Brands, Inc., a Georgia corporation, and its successors and permitted assigns.

     "Borrowing" means a borrowing hereunder consisting of Revolving Loans made to the Borrower at the same time by the Banks pursuant to Article 2.

     "Capital Expenditures" means any expenditure (whether payable in cash or other property or accrued as a liability) by a Person for, or in respect of, assets which, in accordance with GAAP, would be classified on the balance sheet of such Person as property, plant or equipment at such date. The term "Capital Expenditures" includes, without limitation, Capitalized Lease Obligations.

     "Capital Leases" means leases which are required to be capitalized for financial reporting purposes in accordance with GAAP.

     "Capital Stock" means, for the Borrower or any of its Subsidiaries, (i) if a corporation, its nonredeemable capital stock, whether common or preferred;
(ii) if a partnership (including limited partnerships), any partnership interests therein; and (iii) if a limited liability company, any membership interests therein.

     "Capitalized  Interest  Component"  has the  meaning  given to such term in
Section 2.5.1.

     "Capitalized Lease Obligations" means those liabilities of the Borrower and its Consolidated Subsidiaries under any Capital Leases, and the amount of such liabilities shall be the capitalized amount of such liabilities as determined in accordance with GAAP.

     "Cash Management Services Contract" means any agreement between the Borrower or any of its Subsidiaries and any financial institution for the provision of services to the Borrower or such Subsidiary by such financial institution for the retrieval, depositing, payment, transmission, collection or concentration of cash, credit card receipts, checks, drafts or other payment items.

     "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C.ss. 9601 et seq. and its -- --- implementing regulations and amendments.

     "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

     "Change of Law" shall have the meaning set forth in Section 8.2.

     "Closing Certificate" has the meaning set forth in Section 3.1.1.

     "Closing Date" means the date of this Agreement, as first inscribed hereinabove.

     "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.

     "Collateral" means all Properties of the Borrower and its Subsidiaries in which, heretofore, now or hereafter, a Lien is granted, claimed or acquired by the Administrative Agent, on behalf of the Banks and the Issuer, any Bank or the Issuer, whether pursuant to the Security Documents or otherwise, as security for the Obligations.

     "Commitment" means a Loan Commitment or a Letter of Credit Commitment, or both, as the context shall require.

     "Compliance Certificate" has the meaning set forth in Section 5.1.3.

     "Concept Stock" means all capital stock evidencing ownership interests in those Concept Subsidiaries which are corporations.

     "Concept Subsidiaries" means and includes all those direct and indirect subsidiaries of the Borrower comprising each of the following restaurant concepts: (i) "Don Pablo's", (ii) "Hops", (iii) "McCormick & Schmick's," and
(iv) "Canyon Cafe"; or such lesser number of such Subsidiaries (per concept) as Administrative Agent, in its sole discretion, shall determine to be material from time to time.

     "Consolidated Net Income," for any period, means the net income of the Borrower and its Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, excluding, however (without duplication), (i) any extraordinary items and (ii) any equity interest of the Borrower or any Consolidated Subsidiary in the unremitted earnings of any Person which is not a Subsidiary; in each case as likewise determined on a consolidated basis in accordance with GAAP.

     "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

     "Contract Rate" means the Base Rate plus two and one-half of one percent (2-1/2%) per annum.

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under
Section 414 of the Code.

     "Debt" of any Person means at any date, without duplication, all items which in accordance with GAAP would be included in determining total liabilities of such Person as shown on the liability side of a balance sheet of such Person as of the date on which such determination is to be made.

     "Debt for Borrowed Money" shall mean Debt of any Person for money borrowed from any Person, including, without limitation, Debt represented by notes payable or bonds, Debt under any Guarantee and Debt in respect of any letter of credit; but, excluding, however, the TECONS.

     "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured and waived, become an Event of Default.

     "Defaulting Bank" means any Bank which has defaulted in its obligations hereunder to the Administrative Agent, the Issuer or any other Bank, so long as such default is continuing without waiver or cure.

     "Default Rate" means the sum of two percent (2%) per annum in excess of the Contract Rate.

     "Dollars" or "$" means dollars in lawful currency of the United States of America.

     "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks are not required to be open for business in the State of Georgia.

     "Early Voluntary Payout" means the voluntary full payment by the Borrower of all Obligations (including all Letter of Credit Obligations) in conjunction with the termination of all Commitments in conformity with Sections 2.7.2 and
2.8 of this Agreement.

     "EBITDA" shall mean, for any fiscal period of the Borrower and its Consolidated Subsidiaries, that amount equal to the sum, determined in accordance with GAAP, of the Consolidated Net Income of the Borrower and its Consolidated Subsidiaries for such period (considered without regard to (i) any extraordinary gains or losses, (ii) any gains or losses arising from the sale of assets, and (iii) any gains or losses arising from any activities outside the normal course of Borrower's business operations as conducted on the Closing
Date); plus, without duplication, and to the extent deducted from revenue in determining Consolidated Net Income, depreciation and amortization expense and any other non-cash charges for such period, interest expense for such period, and taxes for such period.

     "EBITDAR" shall mean, for any fiscal period of the Borrower and its Consolidated Subsidiaries, that amount equal to the sum of EBITDA for such period plus operating lease payments of Borrower and its Consolidated Subsidiaries required to be made for such period.

     "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Borrower or any Subsidiary required by any Environmental Requirement.

     "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

     "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or pursuant to written agreements with an Environmental Authority or any other entity, arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

     "Environmental   Liabilities"   means  any  liabilities   whether  accrued,
contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

     "Environmental Notices" means notice from any Environmental Authority or by any other Person, of possible or alleged noncompliance with or liability under any Environmental Requirement, including, without limitation, any complaints, citations, demands or requests from any Environmental Authority or from any other Person for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

     "Environmental   Proceedings"   means  any   judicial   or   administrative
proceedings arising from or in any way associated with any Environmental Requirement.

     "Environmental Releases" means "releases" as defined in CERCLA or under any applicable state or local environmental law or regulation.

     "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to the Borrower, any Subsidiary or any Property, including, but not limited to, any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

     "Equity Forward Contract" shall mean any contract, whether now or hereafter existing, whereby the Borrower or any of its Consolidated Subsidiaries agrees, directly or indirectly, to purchase Capital Stock of the Borrower on any future date at a fixed price (including any contract, howsoever denominated, having substantially the same or similar effect or result).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

     "Event of Default" has the meaning set forth in Section 6.1.

     "Existing Equipment Lease" shall mean the Master Equipment Lease Agreement, dated as of September 24, 1997 (Apple South Trust No. 97-1), between the Existing Equipment Lessor, as "Owner Trustee" and "Lessor" thereunder, and the Borrower, as "Lessee" thereunder, together with all Exhibits and schedules thereto, and all modifications and amendments thereto.

     "Existing Equipment Lessor" shall mean First Security Bank, National Association, not individually, but acting solely as "Owner Trustee" under the Existing Equipment Lease; and its successors and assigns.

     "Existing Leased Equipment" shall mean, collectively, all equipment, machinery and other personal property leased to the Borrower by the Existing Equipment Lessor under the Existing Equipment Lease.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and
(ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions, as determined by the Administrative Agent.

     "Fee Letter" means a letter agreement, dated on or about the Closing Date, made between Wachovia and the Borrower, concerning the payment of certain fees solely to Wachovia in its capacity as Administrative Agent hereunder.

     "Financial Covenants" means the covenants set forth in Sections 5.4, 5.5, 5.6, 5.7, 5.7A, 5.20(ii) and 5.21(viii).

     "Fiscal Month" means any fiscal month of the Borrower.

     "Fiscal Quarter" means any fiscal quarter of the Borrower.

     "Fiscal Year" means any fiscal year of the Borrower.

     "Fixed Charge Coverage Ratio" shall mean, for any fiscal period of the Borrower, the ratio which (A) the sum of (i) EBITDAR for such period plus (ii) the sum (without duplication) of (a) any cash dividends paid in respect of Redeemable Preferred Stock during such period, plus (b) any payments made or accrued during such period (howsoever denominated or construed) in respect of any TECONS in such period, regardless of maturity or the timing of any redemption or repurchase rights granted in regard thereto (the foregoing herein called "TECONS Payments"), bears to (B) the sum (without duplication), for the same such period, of: (i) any cash dividends paid in respect to Redeemable Preferred Stock, plus (ii) that portion of any TECONS Payments actually paid in cash; plus (iii) operating lease payments which were owed by the Borrower and its Consolidated Subsidiaries for the same such period; plus (iv) interest expense; plus (v) all payments made (including payments made in settlement of existing obligations or claims) under, or in respect of, any Interest Swap Contracts, whether now or hereafter existing; in each case, for the Borrower and its Consolidated Subsidiaries for the same such period; all as determined under GAAP.

     "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.2, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

     "Guarantee" or "Guaranty" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" or "Guaranty" used as a verb has a corresponding meaning.

     "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. ss. 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) "hazardous substance," "pollutant," or "contaminant" as defined in CERCLA, or in applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof, (d) "toxic substances", as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation, and (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

     "Hops" shall mean Hops Grill & Bar, Inc. a Florida corporation and wholly-owned Subsidiary of the Borrower.

     "Hops Marks" shall mean any trade names, trademarks, service marks and other commercial symbols and applications related to the operation of "Hops Restaurant Bar & Brewery" restaurants on the realty which is the subject of the Sale-Leaseback Agreement.

     "Hops Marks License" shall mean the License Agreement, dated of even date with the Sale-Leaseback Agreement, between the Borrower, as licensor, and the SPV, as licensee, concerning the licensing of the Hops Marks to the SPV; together with all schedules and Exhibits thereto; and any modifications or amendments thereof.

     "Hops Subsidiaries" means those Subsidiaries listed on Schedule 1.2 attached hereto plus any Subsidiaries (other than any which are Subsidiary Guarantors) hereafter created or acquired for the purpose of owning or operating any "Hops" restaurant or related business.

     "Investments" has the meaning given to such term in Section 5.20.

     "Interest Swap Contract" means, generally, any "swap," "cap," "collar" or any similar arrangement made between the Borrower (or any Subsidiary) and a financial institution with respect to variable interest rates payable by the Borrower (or such Subsidiary) on its Debts. The term "Interest Swap Contracts" shall extend to and include all derivative contracts.

     "Issuer" means Wachovia and any other Bank which, hereafter, at the request of, or with the consent of, the Administrative Agent, shall agree to act as "Issuer" for purposes of Article 2A concerning issuance of Letters of Credit.

     "Lending Office" means, as to each Bank, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office in the United States as such Bank may hereafter designate as its Lending Office by notice to the Borrower and the Administrative Agent.

     "Letter of Credit" means, collectively, the A Letters of Credit and the B Letters of Credit.

     "Letter of Credit Application Agreement" shall mean, with respect to a Letter of Credit, such form of application therefor (whether in a single or several documents) as the Issuer may employ in the ordinary course of business to evidence the account party's obligations in regard thereto, together with such other documents and materials as the Issuer may require from the Borrower pursuant to the terms thereof.

     "Letter of Credit Commitment" means the amount indicated beneath each Bank's signature hereinbelow as its "Letter of Credit Commitment Amount," as to each Bank, segregated between A Letters of Credit and B Letters of Credit.

     "Letter of Credit Obligations" shall mean, at any particular time, the sum of (a) the Reimbursement Obligations at such time, (b) the aggregate maximum amount available for drawing under the Letters of Credit at such time and (c) the aggregate maximum amount available for drawing under Letters of Credit the issuance of which has been authorized by the Issuer but which have not yet been issued.

     "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title or other, preferential arrangement, which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of a debt or a Guarantee, whether by consensual agreement or by operation of statute or other law. For purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Loan Commitment" means (i) the amount indicated beneath each Bank's signature hereinbelow as its "Loan Commitment Amount," as to each Bank, and (ii) Ninety-Five Million Eight Hundred Twenty-Four Thousand One Hundred Thirty-Three Dollars ($95,824,133), in the aggregate, as to all Banks; as each such amount may be reduced from time to time pursuant to Section 2.7 or Section 8.3.

     "Loan Documents" means this Agreement, the Notes, the Security Documents, the Subsidiary Guaranty, any other document evidencing or relating to the Revolving Loans, each Letter of Credit Application Agreement, the Wachovia Cash Management Services Contract, and any other document, instrument, certificate or agreement delivered in connection with this Agreement, the Notes or the Revolving Loans, as such documents, instruments, certificates and agreements may be amended or modified from time to time.

     "Margin Stock" means "margin stock" as defined in Regulations T, U or X.

     "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, that such event or events, act or acts, condition or conditions, and/or occurrence or occurrences results in a material adverse change in, or has a material adverse effect upon, any of (a) the financial condition, operations, business, or properties of Borrower and its Consolidated Subsidiaries, taken as a whole, (b) the rights and remedies of the Administrative Agent, the Syndication Agent, the Issuer or the Banks under the Loan Documents, or the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of this Agreement, any Note or any Loan Document.

     "Material  Agreements" means,  collectively,  (i) the Morgan Swap Contract,
(ii) the Senior Notes Indenture, (iii) the Subordinated Notes Indenture, (iv) the Existing Equipment Lease, (v) the Sale-Leaseback Agreement, (vi) the SPV Master Lease and (vii) the SPV Master Lease Guaranty.

     "Morgan" means Morgan Guaranty Trust Company of New York, its successors and assigns.

     "Morgan Obligations" means all debts, liabilities and obligations of the Borrower to Morgan arising under or in respect of the Morgan Swap Contract.

     "Morgan   Properties"   means  the   Properties  of  the  Borrower  or  its
Subsidiaries set forth and described on Schedule 1.3 on which Liens have been granted to Morgan as security for the payment of the Morgan Obligations.

     "Morgan Swap Contract" means the Master Agreement, dated June 3, 1996, made between Morgan and the Borrower, evidencing their Interest Swap Contract; as it may be amended or modified from time to time.

     "Mortgages" means, collectively, all those mortgages, deeds of trust and deeds to secure debt heretofore, concurrently herewith, or hereafter made by the Borrower or its Subsidiaries, as mortgagors, pursuant to which such mortgagors shall have pledged and granted a security interest to the Administrative Agent, for the benefit of all holders of Obligations, in all real property, or interests in real property, owned (or leased) by each said mortgagor as security for the payment of the Obligations.

     "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

     "Net Cash Proceeds" shall mean, the total cash proceeds received by the Borrower or any of its Subsidiaries from any Asset Sale or Asset Recovery, less
(i) provisions for all taxes actually paid or payable as a result thereof, (ii) any direct costs incurred by Borrower or any Subsidiary associated therewith, and (iii) in the case of an Asset Sale, any payments made to repay any indebtedness or other obligation outstanding at the time of Asset Sale that is secured by a Purchase Money Lien on the Property or assets sold.

     "Notes" means, collectively, the Revolving Loan Notes and any other instrument(s) at any time evidencing any Obligations.

     "Notice of Borrowing" has the meaning set forth in Section 2.2.1.

     "Obligations" means, collectively, (i) all Debts of the Borrower and each of its Subsidiaries to the Administrative Agent, the Issuer and the Banks arising under this Agreement or any other Loan Documents, howsoever evidenced, or incurred, and whether now or hereafter existing, including, without limitation, all principal and interest (including the Capitalized Interest Component) owing in respect of the Notes, all fees, charges and reimbursable expenses arising hereunder, and all Letter of Credit Obligations (including for A Letters of Credit and B Letters of Credit); and (ii) all Debts of the Borrower or any Consolidated Subsidiary to Wachovia under or in respect of the Wachovia Cash Management Services Contract, howsoever evidenced or incurred, and whether now or hereafter existing.

     "Original Credit Agreement" has the meaning given to such term in the preamble to this Agreement.

     "Participant" has the meaning set forth in Section 9.8.2.

     "Pay Rate" means the Base Rate plus two percent (2%) per annum.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Person" means an individual, a corporation, a partnership, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

     "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

     "Pledge Agreement" means the Amended and Restated Pledge Agreement, dated as of the Closing Date, to be substantially in the form of Exhibit B, made by Borrower and each Subsidiary which owns Concept Stock, as pledgors, pursuant to which such pledgors shall restate and affirm their pledge and grant of a first priority security interest in all Concept Stock to the Administrative Agent, for the benefit of all holders of Obligations, as security for the payment of the Obligations.

     "Prime Rate" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates at, above and below the Prime Rate.

     "Properties" means all property owned, leased or otherwise used, operated or occupied by the Borrower or any Subsidiary, wherever located, and whether real property or personal property.

     "Purchase Money Debt" means Debt incurred to finance the purchase of any Property acquired by the Borrower or any Consolidated Subsidiary.

     "Purchase Money Liens" means Liens securing the payment of Purchase Money Debt, so long as such Lien are limited solely to not more than the Property so acquired, secure only the Purchase Money Debt so incurred in connection with such acquisition, and are terminated upon payment in full of such Purchase Money Debt.

     "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or
(ii) redeemable at the option of the holder thereof; but excluding the TECONS.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

     "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

     "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

     "Reimbursement Obligations" means any payment reimbursement obligations of the Borrower to Wachovia arising in respect of Letters of Credit.

     "Required Banks" means any Bank or Banks (excluding, however, therefrom, any Defaulting Banks) having (i) more than fifty percent (50%) of the aggregate dollar amount of the Total Commitments or (ii), if the Total Commitments are no longer in effect, having more than fifty percent (50%) of the aggregate outstanding principal amount of the Revolving Loan Notes and the Letter of Credit Obligations.

     "Restructuring Fee" shall have the meaning given to such term in Section 2.6.4.

     "Revolving Loan" means, as to any Bank, a loan or advance made by such Bank pursuant to Section 2.1.1.

     "Revolving Loan Note" means the promissory notes of the Borrower issued to the Banks, evidencing the Revolving Loans made by each Bank, each to be substantially in the form of Exhibit C, together with all amendments, consolidations, modifications, renewals, and supplements thereto

     "Sale-Leaseback Agreement" means the Sale-Leaseback Agreement, dated on or about October 13, 2000, between Hops and the Borrower, as "Seller" thereunder, and the SPV, as "Buyer" thereunder, concerning the sale and purchase of certain real and personal property of Hops; together with all schedules and exhibits thereto; and any modifications or amendments thereof.

     "Security Agreement" means the Amended and Restated Security Agreement, to be substantially in the form of Exhibit D, made by Borrower, each Subsidiary Guarantor and each other Consolidated Subsidiary of the Borrower, as grantors, pursuant to which such grantors shall have restated and affirmed their pledge and grant of a first priority security interest in all Collateral to the Administrative Agent, for the benefit of all holders of Obligations, as security for the payment of the Obligations.

     "Security Documents" means, collectively, the Security Agreement, the Pledge Agreement and the Mortgages.

     "Senior Notes" means the $125,000,000 9-3/4% Senior Notes due 2006, issued by the Borrower pursuant to the Senior Notes Indenture.

     "Senior Notes Indenture" means the Indenture, dated May 1, 1996 with SunTrust Bank, as Trustee, in respect of the Senior Notes; as amended or modified from time to time.

     "Solvent" means as to any Person, that such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's total debts, direct or indirect, contingent or otherwise, (ii) is able to pay all of such debts as and when such debts mature and (iii) has capital sufficient to carry on the business and transactions in which it is engaged and all business and transactions in which it is about to engage.

     "SPV" shall mean Pubs Property, LLC, a Delaware limited liability company which is not Affiliated with the Borrower.

     "SPV Master Lease" shall mean the Master Lease Agreement, dated on or about October 13, 2000, between the SPV, as lessor, and Hops, as lessee, made pursuant to the Sale-Leaseback Agreement; together with all schedules and exhibits thereto, and any modifications and amendments thereof.

     "SPV Master Lease Guaranty" shall mean the Guaranty Agreement, dated on or about the Sale-Leaseback Date, made by the Borrower to and in favor of the SPV, concerning the guaranty by the Borrower of the payment obligations of Hops to the SPV arising under the SPV Master Lease; together with all schedules and Exhibits thereto, and any modifications and amendments thereof.

     "Stockholders' Equity" means, at any time, the stockholders' equity of the Borrower and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP, but excluding (i) any Redeemable Preferred Stock of the Borrower or any of its Consolidated Subsidiaries and (ii) the TECONS. Shareholders' Equity generally would include, but not be limited to
(i) the par or stated value of all outstanding Capital Stock, (ii) capital surplus and (iii) retained earnings, and would reflect various deductions such as (A) purchases of treasury stock, (B) valuation allowances, (C) receivables due from an employee stock ownership plan, and (D) employee stock ownership plan debt Guarantees.

     "Subordinated Debt" shall mean Debt of the Borrower evidenced by, and limited to, the Subordinated Notes.

     "Subordinated Notes" means the $100,000,000 11-3/4% Senior Subordinated Notes due 2009, issued by the Borrower pursuant to the Subordinated Notes Indenture.

     "Subordinated Notes Indenture" means the Indenture, dated June 22, 1996, with SunTrust Bank, as Trustee, in respect of the Subordinated Notes; as amended or modified from time to time.

     "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by the Borrower.

     "Subsidiary Guarantor" means each wholly-owned Subsidiary of the Borrower existing on the Closing Date, excepting therefrom any existing wholly-owned Subsidiary having total assets of less than Ten Thousand Dollars ($10,000), as more particularly described on Schedule 4.8.

     "Subsidiary Guaranty" shall mean the Amended and Restated Guaranty, dated as of the Closing Date, to be substantially in the form of Exhibit E attached hereto, pursuant to which each Subsidiary Guarantor shall restate and affirm its prior Guarantee of all Obligations.

     "Syndication   Agent"  means  Fleet  National  Bank,  a  national   banking
association, in its capacity as syndication agent for the Banks hereunder, and its successors and permitted assigns in such capacity.

     "Synthetic Lease" shall mean any agreement, or series of related agreements, between the Borrower and one or more other parties which are intended to be treated, for accounting purposes, as an operating lease with the Borrower as lessee and, for tax purposes, as a financing arrangement with the Borrower as debtor.

     "Tangible Net Worth" shall mean the difference at any time between (i) the sum of (A) Stockholders' Equity of the Borrower and its Consolidated Subsidiaries at such time plus (B) the TECONS and (ii) the sum of all those assets of the Borrower and its Consolidated Subsidiaries at such time constituting (A) goodwill, patents, copyrights, trademarks, trade names and other intangible assets, as determined under GAAP, plus (B) write-ups of any assets occurring subsequent to the Fiscal Year ending closest to December 31, 2000, plus (C) unamortized debt discount and expense, as determined under GAAP, plus (D) deferred charges, as determined under GAAP, plus (E) any indebtedness owing to such Person by any Affiliate of such Person.

     "TECONS" means the Borrower-obligated mandatorily redeemable preferred securities of Avado Financing I, as in existence on the Closing Date.

     "Termination Date" means March 29, 2002.

     "Third Parties" means all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Borrower's business and on a temporary basis.

     "Total Commitments" means, collectively, all Loan Commitments and all Letter of Credit Commitments.

     "Total Debt" shall mean that portion of the Debt of the Borrower and its Consolidated Subsidiaries at any date equal to the sum (without duplication) of:
(i) all Debt for Borrowed Money at such date; plus (ii) all Capitalized Lease Obligations outstanding at such date; plus (iii) all Debts, liabilities and obligations which are Guaranteed by the Borrower or any Consolidated Subsidiary as of such date; plus (iv) all Debts, liabilities or obligations at such date to any seller incurred to pay the deferred price of property or services having a deferred purchase price of One Million Dollars ($1,000,000) or more, excepting, in any event, trade accounts payable arising in the ordinary course of business and purchase options prior to their exercise; plus (v) all Debts, liabilities and obligations outstanding at such date in respect of any Synthetic Leases; plus (vi) all Debts, liabilities and obligations arising under any Equity Forward Contracts, pending settlement; plus (vii) all Debts, liabilities and obligations arising under any Interest Swap Contracts; provided, however, that notwithstanding the foregoing, in making the foregoing calculation there shall be excluded from clause (iii) above, concerning, Debts, liabilities and obligations which are Guaranteed, any Guarantee by the Borrower or any Subsidiary given in respect of any of the former Applebee's locations owned or operated by the Borrower or any such Subsidiary.

     "Total Senior Debt" shall mean, at any date, Total Debt of Borrower and its Consolidated Subsidiaries minus the then outstanding principal balance of the Subordinated Debt.

     "Transferee" has the meaning set forth in Section 9.8.4.

     "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

     "Unused Loan Commitment" means at any date, with respect to any Bank, an amount equal to its Loan Commitment less the aggregate outstanding principal amount of its Revolving Loans.

     "Wachovia" means Wachovia Bank, National Association, a national banking association, and its successors.

     "Wachovia Cash Management Services Contract" means any Cash Management Services Contract between Wachovia and the Borrower or one or more of its Subsidiaries existing on or subsequent to the Closing Date.

SECTION 1.2 Accounting Terms and Determinations.
            ------------------------------------

     Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred with by the Borrower's independent public accountants or otherwise required by a change in GAAP) with the then most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks; provided, however, that upon any change in GAAP material to the Borrower occurring hereafter, the Banks shall have the right to require either that conforming adjustments be made to any financial covenants hereafter set forth, or the components thereof, affected by such change or that the Borrower report its financial condition based on GAAP as in effect immediately prior to such change occurring.

SECTION 1.3       References.
                  ----------

     Unless otherwise indicated, references in this Agreement to "Articles," "Exhibits," "Schedules," "Sections " and other Subdivisions are references to articles, exhibits, schedules, sections and other subdivisions hereof.

SECTION 1.4       Use of Defined Terms.
                  --------------------

     All terms defined in this Agreement shall have the same defined meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall require otherwise.

SECTION 1.5       Terminology.
                  -----------

     All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

SECTION 1.6       Pro Rata Shares of Total Commitments.
                  ------------------------------------

     In determining each Bank's pro rata share of the Total Commitments, the dollar amount of such Bank's respective shares in all Loan Commitments and all Letter of Credit Commitments shall be aggregated and compared with (divided by) the total amount of all Loan Commitments and Letter of Credit Commitments of all the Banks. That is, for example, but without limitation, the pro rata share of Wachovia, as a Bank, of the Total Commitments shall be equal to (i) the sum of
(A) $26,830,757.24 (Wachovia's Loan Commitment), plus (B) $5,464,000 (Wachovia's Letter of Credit Commitment, for A Letters of Credit), plus (C) $1,515,080 (Wachovia's Letter of Credit Commitments, for B Letters of Credit), divided by
(ii) the sum of (A) $95,824,133 (total Loan Commitments), plus (B) $5,464,000 (total Letter of Credit Commitments, for A Letters of Credit), plus (C) $5,411,000 (total Letter of Credit Commitments, for B Letters of Credit). In addition to the foregoing, if and to the extent that any pro rata sharing by the Banks hereunder, based on Total Commitments, is required to occur at any time when the Total Commitments are no longer in effect, then, such sharing shall be made based on the Banks' respective pro rata shares of the aggregate outstanding principal amount of the Revolving Loan Notes and the Letter of Credit Obligations.

                             ARTICLE 2. THE CREDIT

SECTION 2.1       Commitments to Lend.
                  -------------------

     2.1.1 Revolving Loans. Effective on the Closing Date, all "Revolving Loans" (as that term is defined in the Original Credit Agreement) shall be deemed continued as Revolving Loans pursuant to this Agreement, without break in continuity. Each Bank severally agrees, on the terms and conditions set forth herein, to continue make Revolving Loans to the Borrower from time to time after the Closing Date and before the Termination Date; provided that, immediately after each such Revolving Loan is made, (i) the aggregate principal amount of Revolving Loans by such Bank shall not exceed the amount of its Loan Commitment, and (ii) the aggregate principal amount of Revolving Loans by all Banks shall not exceed the aggregate amount of all Loan Commitments. Each Borrowing under this Section shall be in an aggregate principal amount of One Million Dollars ($1,000,000) or any larger multiple of Five Hundred Thousand Dollars ($500,000) (except that any such Borrowing may be in the aggregate amount of the Unused Loan Commitments), and shall be made from the several Banks ratably in proportion to their respective Loan Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay or, to the extent permitted by
Section 2.8, prepay Revolving Loans and reborrow under this Section at any time or from time to time before the Termination Date.

SECTION 2.2       Method of Borrowing.
                  -------------------

     2.2.1  Notice  to  Administrative   Agent.  The  Borrower  shall  give  the
Administrative Agent notice (a "Notice of Borrowing"), which shall be substantially in the form of Exhibit F attached hereto, not later than 11:00 a.m. (Atlanta, Georgia time) on the Domestic Business Day of each Borrowing, specifying (a) the date of such Borrowing, which shall be a Domestic Business Day; and (b) the aggregate amount of such Borrowing.

     2.2.2 Notice to Banks. Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

     2.2.3 When Revolving Loans Made. Not later than 1:00 P.M. (Atlanta, Georgia time) on the date of each Borrowing, each Bank shall (except as provided in
Section 2.2.4) make available its ratable share of such Borrowing, in federal or other funds immediately available in Atlanta, Georgia, to the Administrative Agent at the Administrative Agent's address. Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower at the Administrative Agent's Address. Unless the Administrative Agent receives notice from a Bank, at the Administrative Agent's Address, no later than 12:00 noon (Atlanta, Georgia time) on the date of a Borrowing stating that such Bank will not make a Revolving Loan in connection with such Borrowing, the Administrative Agent shall be entitled to assume that such Bank will make a Revolving Loan in connection with such Borrowing and, in reliance on such assumption, the Administrative Agent may (but shall not be obligated to) make available such Bank's ratable share of such Borrowing to the

Borrower for the account of such Bank on the date of such Borrowing. If the Administrative Agent makes such Bank's ratable share available to the Borrower and such Bank does not in fact make its ratable share of such Borrowing available on such date, the Administrative Agent shall be entitled to recover such Bank's ratable share from such Bank or the Borrower (and for such purpose shall be entitled to charge such amount to any account of the Borrower maintained with the Administrative Agent), together with interest thereon for each day during the period from the date of such Borrowing until such sum shall be paid in full at a rate per annum equal to the rate at which the Administrative Agent determines that it obtained (or could have obtained) overnight Federal funds to cover such amount for each such day during such period, provided that any such payment by the Borrower of such Bank's ratable share and interest thereon shall be without prejudice to any rights that the Borrower may have against such Bank. If the Administrative Agent does not exercise its option to advance funds for the account of such Bank, it shall forthwith notify the Borrower of such decision.

     2.2.4 Application of Certain Proceeds. If any Bank makes a Revolving Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Revolving Loan from such Bank, such Bank shall apply the proceeds of its new Revolving Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Administrative Agent as provided in Section 2.2.3, or remitted by the Borrower to the Administrative Agent, as the case may be.

     2.2.5 No Borrowing Upon Default. Notwithstanding anything to the contrary contained in this Agreement, no Borrowing may be made if there shall have occurred a Default, which Default shall not have been cured or waived.

SECTION 2.3       Notes.
                  -----

     2.3.1 Single Notes. The Revolving Loans of each Bank shall be evidenced by a single Revolving Loan Note payable to the order of such Bank for the account of its Lending Office in an amount equal to the original principal amount of such Bank's Loan Commitment.

     2.3.2 Endorsements to Notes. Upon receipt of each Bank's Revolving Loan Note pursuant to Section 3.1.1(B), the Administrative Agent shall deliver such Note to such Bank. Each Bank may record and, prior to any transfer of its Revolving Loan Note shall, endorse on the schedule forming a part thereof appropriate notations to evidence the date, amount and maturity of each Revolving Loan made by it, the date and amount of each payment of principal made by the Borrower with respect thereto, and such schedule shall constitute rebuttable presumptive evidence of the principal amount owing and unpaid on such Bank's Revolving Loan Note; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Revolving Loan Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Revolving Loan Notes and to attach to and make a part of any Revolving Loan Note a continuation of any such schedule as and when required.

SECTION 2.4       Maturity of Revolving Loans.
                  ---------------------------

     Each Revolving Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the Termination Date, if not sooner due and payable pursuant to any other provision of this Agreement.

SECTION 2.5       Interest Rates.
                  --------------

     2.5.1 Revolving Loans. From and after the Closing Date, each Revolving Loan shall accrue interest on the outstanding principal amount thereof, from the date of its disbursement until it is paid in full, at a rate per annum equal to the Contract Rate; but, unless and until an Event of Default shall occur and be continuing, interest on each Revolving Loan shall be paid, instead, at the Pay Rate, and the amount of the differential between interest accrued on each Revolving Loan at the Contract Rate and interest accrued on each Revolving Loan at the Pay Rate; i.e., a charge of one-half of one percent (1/2%) per annum applied to each such Revolving Loan while it is outstanding (herein called the "Capitalized Interest Component"), shall be accrued nonetheless and constitute a liquidated claim, which shall be due and payable, in a lump sum, with accrued interest thereon at the Contract Rate from the Closing Date on the amount thereof accumulated to date of full payment, upon the earliest to occur of the following dates: (i) the Termination Date, or (ii) the Acceleration Date or
(iii) the date of any Early Voluntary Payout. The Capitalized Interest Component shall not be considered a Revolving Loan or be charged against any Lender's Loan Commitment, however. Interest on all Revolving Loans shall be payable monthly, in arrears, on the last day of each calendar month, in respect of interest accrued in such month (or portion thereof), commencing on April 30, 2001 (with the first payment date to cover the period from the Closing Date until April 30,
2001), until maturity and thereafter on demand. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Revolving Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate. All other Obligations arising hereunder shall, unless the document, instrument or agreement evidencing or otherwise giving rise thereto provides otherwise, also bear interest at the Contract Rate from date of advance until it is paid in full, and be payable on demand.

     2.5.2 Administrative Agent to Determine. The Administrative Agent shall determine the interest rate applicable to the Revolving Loans and other Obligations. The Administrative Agent shall give prompt notice to the Borrower and the Banks by telecopier of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     2.5.3 Savings Clause. In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid to the Banks for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto. In the event that such a court determines that any Bank has charged or received interest hereunder in excess of the highest applicable rate, such rate shall automatically be reduced to the maximum rate permitted by applicable law and such Bank shall promptly refund to the Borrower any interest received by such Bank in excess of the maximum lawful rate or, if so requested by the Borrower, shall apply such excess to the principal balance of that Bank's Revolving Loan

Note. It is the intent hereof that the Borrower not pay or contract to pay, and that the Banks not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under applicable law.

SECTION 2.6       Fees and Other Compensation.
                  ---------------------------

     2.6.1 Unused Loan Commitment Fees. The Borrower shall pay to the Administrative Agent, for the account of each Bank, an unused Loan Commitment fee calculated at the per annum rate described below on the average daily amount of such Bank's Unused Loan Commitment. Such unused Loan Commitment fees shall accrue from and including the Closing Date and be due and payable quarterly in arrears, commencing on June 30, 2001, and continuing on each succeeding September 30, December 31, March 31 and June 30 thereafter. The per annum rate applicable to the payment of the foregoing unused Loan Commitment fees shall be three-fourths of one percent (3/4%) per annum.

     2.6.2 Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for distribution to the Banks having Letter of Credit Commitments their respective pro rata shares of the Letter of Credit fees, as prescribed in
Section 2A.6.

     2.6.3 Other Fees. The Borrower shall pay to the Administrative Agent such fees and other amounts at such times as set forth in the Fee Letter.

     2.6.4 Restructuring Fee. In consideration of the Banks' entry into this Agreement and the financial accommodations continuing to be made available by the Banks to the Borrower pursuant hereto, the Banks shall have earned a restructuring fee (the "Restructuring Fee"), effective on the Closing Date, to be shared ratably among the Banks, based on their pro rata shares of the Total Commitments then outstanding, equal in amount to Eight Hundred Fifty Thousand Dollars ($850,000) (subject, to reduction as hereinafter set forth), which shall be due and payable on the earliest to occur of the following dates: (i) the date of any Early Voluntary Payout; (ii) the Acceleration Date; or (iii) May 31, 2001. The Restructuring Fee shall bear interest, from the Closing Date until fully paid, at the Base Rate, computed on the basis of a 360 day year and actual days elapsed, based on the amount of the Restructuring Fee payable hereunder at any one time pursuant to the table set forth below (changing with each increase in such amount). Accrued interest on the Restructuring Fee shall be due and payable as and when the Restructuring Fee itself becomes due and payable, in conjunction therewith. The deferred obligation of the Borrower in respect of the payment of the Restructuring Fee shall constitute part of the Obligations and be secured by the Collateral. Notwithstanding the foregoing, the amount of the Restructuring Fee shall be subject to reduction if, but only if, prior to September 4, 2001, an Early Voluntary Payout occurs. That is,

                                                   The Restructuring Fee due and
          If an Early Voluntary Payout Occurs      payable on such date shall be
                               But On or But       -----------------------------
           After                  Before
        ----------              -----------
      Closing Date             April 30, 2001                      $250,000
      April 30, 2001             May 31, 2001                      $350,000
       May 31, 2001              June 30, 2001                     $450,000
      June 30, 2001              July 31, 2001                     $550,000
      July 31, 2001             August 31, 2001                    $650,000
     August 31, 2001           September 3, 2001                   $750,000

     From and after September 4, 2001, there shall be no reduction in the maximum amount of the Restructuring Fee ($850,000). In addition, should the Restructuring Fee become due and payable in full at any time between the Closing Date and September 4, 2001 in connection with a general acceleration of the maturities of all Obligations on the Acceleration Date, the maximum amount of the Restructuring Fee ($850,000), with all then accrued interest thereon, shall be fully due and payable. The Borrower may not prepay the Restructuring Fee voluntarily, except in connection with, and as part of, an Early Voluntary Payment, unless otherwise approved by the Required Banks.

     2.6.5 Other Consideration. Further in consideration of the Banks' entry into this Agreement and the financial accommodations continuing to be made available by the Banks to the Borrower pursuant hereto, the Banks shall have earned on the Closing Date and be entitled to receive from the Borrower, and the Borrower shall be obliged to deliver to the Banks, on the earlier of: (i) September 4, 2001, or (ii) the Acceleration Date, unless, prior to either such date, an Early Voluntary Payout has occurred, the following:

     (A) an additional fee, equal in amount to two percent (2%) of the Total Commitments then outstanding, to be shared pro rata among the Banks, based on their pro rata shares of the Total Commitments then outstanding; and

     (B) warrants to acquire voting Capital Stock of the Borrower equal, in the aggregate, to five percent (5%) of all such voting capital stock as then issued and outstanding (determined on a fully diluted basis), such warrants to be in form and substance satisfactory to the Required Banks, and to be shared among the Banks based on their then respective pro rata shares of the Total Commitments then outstanding, but, in any event, such warrants shall include:
(i) a nominal aggregate cost of issuance; (ii) a nominal aggregate cost of exercise (and if it ever should be determined that any consideration, other than nominal consideration, shall be payable to the Borrower upon exercise of any such warrants by any Banks, then, there shall be due and owing by the Borrower to each Bank exercising such warrants an exercise fee equal in amount to the exercise price otherwise determined to be payable to the Borrower upon such exercise, which fee shall be set off against the payment of any such exercise price); (iii) full anti-dilution protections to the Banks; (iv) a term of five
(5) years from issuance date; (v) a call feature, favoring the Borrower, exercisable (if at all) on or before September 4, 2002, at a fixed price equal to two percent (2%) of the Total Commitments outstanding on September 4, 2001, regardless of market value; provided, however, that (A) an Early Voluntary Payout has occurred on or before the call exercise date; and (B) all warrants then outstanding are called; (vi) a put feature, favoring the Banks, exercisable at any time after September 4, 2002, at then market value; and (vii) registration rights; it being understood, in connection with the foregoing, that should the Borrower fail or refuse to issue such warrants when required to be delivered pursuant hereto, that, besides the same constituting an Event of Default, the Administrative Agent, at the direction of the Required Banks, may obtain specific performance of this obligation; or, in lieu of the foregoing, at the option of the Required Banks, as liquidated damages for the loss of the Banks' bargain, there shall be due and owing to the Banks by the Borrower an additional sum equal to five percent (5%) of the Total Commitments then outstanding, to be shared among the Banks based on their pro rata shares of such Total Commitments.

SECTION 2.7       Termination or Reduction of Loan Commitments.
                  --------------------------------------------

     2.7.1 Termination of Loan Commitments. The Loan Commitments shall terminate on the Termination Date, if not earlier terminated in accordance with the terms of this Agreement.

     2.7.2 Voluntary Reductions of Loan Commitments. The Borrower shall have the further right to reduce the Loan Commitments of the Banks at any time or from time to time, in the minimum amount of Five Hundred Thousand Dollars ($500,000) per reduction and integral multiples of One Hundred Thousand Dollars ($100,000) beyond such minimum amount, provided that (i) the Borrower shall have given the Administrative Agent at least two (2) Domestic Business Days' advance written notice of such election, (ii) as necessary, the Borrower shall have reduced, by repayment or prepayment in accordance with the terms of Section 2.9.1, as the case may be, its Borrowings by that amount necessary to cause total Borrowings then outstanding not to exceed the aggregate amount of the reduced Loan Commitments, (iii) any reductions in Loan Commitments must be shared among all the Banks, and shall be shared based on their pro rata shares of the Total Commitments then outstanding; and (iv) any Loan Commitments once so reduced shall not be reinstated by the Banks.

     2.7.3 Mandatory Reductions in Loan Commitments. Prior to the Loan Commitments being reduced to zero on the Termination Date, the Loan Commitments shall be reduced, beginning on May 31, 2001, and continuing thereafter through December 30, 2001, by the amounts prescribed below as of each reduction date prescribed below corresponding thereto:


           Quarterly Reduction Date:                 Quarterly Reduction Amount
           -------------------------                 --------------------------
                May 31, 2001                                  $10,000,000
                September 4, 2001                             $10,000,000
                December 31, 2001                             $10,000,000

     Effective with each mandatory reduction in the Loan Commitments prescribed above, the Borrower shall be required to repay its Borrowings then outstanding by that amount necessary to cause total Borrowings then outstanding not to exceed the total amount of the Loan Commitments, as so reduced each quarter, in accordance with the terms of Section 2.9.1. Each such mandatory reduction in Loan Commitments must be shared pro rata among all the Banks, and shall be shared based on their pro rata shares of the Total Commitments then outstanding. If the Borrower should fail at any time or from time to time to repay its Borrowings by the amounts required to be made in conjunction with any reduction in Loan Commitments prescribed hereinabove, as and when so required to be made, its failure to do so shall constitute an Event of Default and permit the Administrative Agent, on behalf of the Banks, to exercise the rights and remedies provided herein and in the Loan Documents attendant upon such Event of Default occurring. The Loan Commitments of the Banks shall also be mandatorily reduced by the amount of any mandatory prepayments of Borrowings from permitted Asset Sales or Asset Recoveries made subsequent to the Closing Date pursuant to
Section 2.9.2 (subject to the limitations thereon set forth therein); it being understood and agreed in connection therewith that any such reductions to the Loan Commitments made from permitted Asset Sales or Asset Recoveries occurring subsequent to the Closing Date shall be in addition to the mandatory scheduled reductions in the Loan Commitments prescribed hereinabove, unless otherwise approved by all Banks. The Loan Commitments, once reduced pursuant to the operation of this Section 2.7.3, shall not be reinstated by the Banks; that is, all such reductions shall be permanent.

SECTION 2.8       Optional Prepayments.
                  --------------------

     The Borrower may, on any Domestic Business Day, upon giving notice to the Administrative Agent by not later than 11:00 A.M. (Atlanta, Georgia time) on such Domestic Business Day, prepay any outstanding Borrowing in whole at any time, or from time to time in part in amounts aggregating at least Five Hundred Thousand Dollars ($500,000) and integral multiples of One Hundred Thousand Dollars ($100,000), by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Revolving Loans of the several Banks included in such Borrowing. Upon receipt of a notice of prepayment pursuant to this Section 2.8, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

SECTION 2.9       Mandatory Prepayments.
                  ---------------------

     2.9.1 Reductions in Loan Commitments. On each date, if any, on which the Loan Commitments are terminated or reduced pursuant to Section 2.7, the Borrower shall repay or prepay such principal amount of the outstanding Revolving Loans as may be necessary so that after such payment the aggregate unpaid principal amount of the Revolving Loans is reduced to zero, in the case of any termination, or does not exceed the aggregate amount of the Loan Commitments as then reduced, in the case of any reduction, plus, in each case, accrued interest thereon to the date of prepayment.

     2.9.2 Asset Sales and Asset Recoveries. To the extent that, (i) in accordance with the provisions of Section 5.11, the Borrower or any of its

Subsidiaries consummates any permitted Asset Sale on or subsequent to the Closing Date, or (ii) the Borrower or any of its Subsidiaries makes any Asset Recovery on or subsequent to the Closing Date, then, in each case, as soon as received, the Borrower shall apply an amount equal to one hundred percent (100%) of the Net Cash Proceeds from such Asset Sale or Asset Recovery to repay then outstanding Revolving Loans, plus, in each case, accrued interest thereon to the date of prepayment. In each such case, the Loan Commitments of the Banks shall also be simultaneously reduced mandatorily by an amount equal to one hundred percent (100%) of such Net Cash Proceeds so received and applied with respect to any such Asset Sale or Asset Recovery, with such reduction to be shared among the Banks in the same manner as prescribed in Section 2.7.3 for other mandatory Loan Commitment reductions; provided, however, that, notwithstanding the foregoing, with respect to up to the first Five Million Dollars ($5,000,000) in such Net Cash Proceeds from permitted Asset Sales or Asset Recoveries made subsequent to the Closing Date, together with the Net Cash Proceeds from Asset Recoveries made between January 1, 2001 and the Closing Date (being held in escrow by the Administrative Agent on the Closing Date), the Borrower may, if no Default then exists, apply such proceeds, instead, to the payment of any then past due sales taxes (or to reimburse its working capital for any such sale taxes paid by the Borrower), to the extent documented with, and approved by, the Administrative Agent, provided that such use of proceeds is made through the Administrative Agent, i.e., by direct remittance from the Administrative Agent to the recipient taxing authorities.

SECTION 2.10      General Provisions as to Payments.
                  ---------------------------------

     2.10.1 Timing. The Borrower shall make each payment of principal of, and interest on, the Revolving Loans and of unused commitment and other fees hereunder, not later than 11:00 A.M. (Atlanta, Georgia time) on the date when due, in federal or other funds immediately available in Atlanta, Georgia, to the Administrative Agent's Address. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks.

     2.10.2 Next Banking Day. Whenever any payment of principal of, or interest on, any Revolving Loans or of unused commitment or other fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day.

     2.10.3 Application of Payments. The Borrower acknowledges and agrees that all monies to be applied to the Obligations, whether such monies represent voluntary payments by the Borrower or are received pursuant to acceleration of the Obligations or realized from any disposition of Collateral, shall be allocated among the Administrative Agent, the Issuer and such of the Banks as are entitled thereto (and, with respect to monies allocated to the Banks, on a pro rata basis, based on their respective Total Commitments then outstanding, unless otherwise provided herein), as follows: (i) to the Issuer, in respect of any Letters of Credit Obligations in respect of B Letters of Credit then due and payable to the Issuer, and any unreimbursed fees and charges then due and owing to the Issuer in connection therewith, if and to the extent that (i) the
Borrower has failed to reimburse the Issuer therefor when due and payable pursuant to Section 2A.4(a) and (ii) any one or more of the Banks have failed to reimburse the Issuer therefor when due and payable pursuant to Section 2A.9(b);
(ii) to the Administrative Agent, as to any portion of the Revolving Loans which the Administrative Agent may have advanced on behalf of any Banks and for which the Administrative Agent has not been reimbursed by such Bank or the Borrower;
(iii) to the Administrative Agent, first, and then to the Banks, to pay the amount of expenses that have not been reimbursed, respectively, to the Administrative Agent or the Banks by the Borrower (or the other Banks, as applicable) in accordance with the terms of this Agreement, together with any interest accrued thereon; (iv) to the Administrative Agent, to pay any amounts owed under indemnification obligations that have not been paid to Administrative Agent by the Banks or the Borrower, together with interest accrued thereon; (v) to the Administrative Agent, to pay any fees owing hereunder or pursuant hereto then due and payable to the Administrative Agent; (vi) to the Banks, for any amounts owed under indemnification obligations that they have paid to the Agent and for any expenses that they have reimbursed to the Administrative Agent;
(vii) to the Banks, in respect of any fees then due and payable to the Banks or for their benefit; (viii) to the Banks and Wachovia, in payment of accrued interest in respect of the Revolving Loans and any other Obligations then outstanding; and (ix) to the Banks and Wachovia, in payment of the principal amounts outstanding of the Revolving Loans, all Letter of Credit Obligations, all Debts under any Wachovia Cash Management Services Contract (not in excess of Five Million Dollars ($5,000,000), in aggregate amount, however), and all remaining Obligations, pro rata among the Banks and Wachovia, based on their respective pro rata shares of the Total Commitments; and (x) to Wachovia, in respect of any remaining Debts under any Wachovia Cash Management Service
Contract. The allocations set forth in this Section 2.10.3 are solely to determine the rights and priorities of the Administrative Agent, the Issuer, the Banks and Wachovia, as among themselves, and may be changed by the Administrative Agent, the Issuer, the Banks and Wachovia, at any time or from time to time, without notice to or the consent or approval of the Borrower, and the Borrower shall be bound thereby. Without limitation of the foregoing, any sums otherwise payable to a Defaulting Bank pursuant hereto shall first be applied to reduce any payment obligation of such Defaulting Bank then owing to the Administrative Agent, the Issuer, any Bank or Wachovia before any application is made to or for the account of such Defaulting Bank.

SECTION 2.11      Computation of Interest and Fees.
                  --------------------------------

     Interest on the Revolving Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated from and including the first day thereof to but excluding the last day thereof. Unused commitment fees and any other fees payable hereunder on a per annum basis shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                      ARTICLE 2A. LETTER OF CREDIT FACILITY

SECTION 2A.1.  Obligation to Issue.
               --------------------

     Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties and covenants of the Borrower and the Banks herein set forth, on the Closing Date, the Issuer shall continue to issue the Letters of Credit for the account of the Borrower, and may issue extensions or renewals thereof in accordance with this Article 2A.

SECTION 2A.2.  Types and Amounts of Extensions and Renewals.
               --------------------------------------------

     Notwithstanding any terms of Section 2A.1, the Issuer shall not issue any extension or renewal of any Letter of Credit after the Closing Date:

     (a) if the aggregate maximum amount then available for drawing under Letters of Credit, after giving effect to the issuance of the requested extension or renewal of a Letter of Credit, shall exceed any limit imposed by law or regulation upon the Issuer;

     (b) if, after giving effect to the issuance of the requested extension or renewal of a Letter of Credit, the aggregate amount of Letter of Credit Obligations outstanding would exceed the aggregate Letter of Credit Commitments;

     (c) which would cause the underlying Letter of Credit to have an expiration date (i) more than one (1) year after the date of issuance (other than because of approved extensions or renewals), or (ii) after the Termination Date, whichever is earlier.

SECTION 2A.3.  Conditions to Extensions or Renewals.
                ------------------------------------

     In addition to being subject to the satisfaction of the conditions contained in Section 2A.2 and Article 3, the Issuer shall not issue any extension or renewal of a Letter of Credit unless:

     (a) the Borrower shall have delivered to the Issuer, in such manner as the Issuer may prescribe, a Letter of Credit Application Agreement, satisfactory in form and substance to the Issuer, and the terms of the proposed extension or renewal of such Letter of Credit shall be satisfactory in form and substance to the Issuer; and

     (b) as of the date of any such extension or renewal, no order, judgment or decree of any court, arbitrator or Authority shall purport by its terms to enjoin or restrain the Issuer from issuing the Letter of Credit and no law, rule or regulation applicable to the Issuer and no request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuer shall prohibit or request that the Issuer refrain from the issuance of Letters of Credit generally or the issuance of that Letter of Credit.

SECTION 2A.4.  Reimbursement Obligations; Duties of the Issuer.
               -----------------------------------------------

     (a) Reimbursement. The Borrower shall reimburse the Issuer for drawings under each Letter of Credit no later than thirty (30) days after the payment by the Issuer. Any Reimbursement Obligation with respect to any Letter of Credit shall bear interest from the date of the relevant drawing under the pertinent Letter of Credit until the date of payment in full thereof at a rate per annum equal to (A) prior to the date that is thirty (30) days after the date of the related payment by the Issuer, the Contract Rate, and (B) thereafter, the Default Rate. In order to implement the foregoing, upon the occurrence of a draw under any Letter of Credit, unless the Issuer is otherwise reimbursed in accordance with the first sentence of this subsection, the Borrower irrevocably authorizes the Administrative Agent to treat such nonpayment as a Notice of Borrowing in the amount of such Reimbursement Obligation and to cause a Revolving Loan to be made in such amount, provided, however, that all conditions precedent to the making of Revolving Loans hereunder have been met. The Borrower further authorizes the Administrative Agent to credit the proceeds of any such Revolving Loan, once made, to the Issuer so as to immediately eliminate the liability of the Borrower for Reimbursement Obligations under such Letter of Credit.

     (b) Duties of Issuer. Any action taken or omitted to be taken by the Issuer in connection with any Letter of Credit, if taken or omitted in the absence of willful misconduct or gross negligence, shall not put the Issuer under any resulting liability to any Bank or relieve any Bank of its obligations hereunder to the Issuer. In determining whether to pay under any Letter of Credit, the Issuer shall have no obligation relative to the Administrative Agent or the Banks other than to confirm that any documents required to have been delivered under such Letter of Credit appear to comply on their face with the requirements of such Letter of Credit.

SECTION 2A.6.  Payment of Reimbursement Obligations.
                ------------------------------------

     (a) Payments to Issuer. The Borrower shall be obligated to pay the Issuer the full amount of all Reimbursement Obligations, together with interest thereon, when due, as set forth hereinabove, irrespective of: (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents; (ii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), Wachovia, the Agent, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions; (iii) any draft, certificate or any other document presented under the Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; (v) payment by the Issuer under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (vi) payment by the Issuer under any Letter of Credit against presentation of any draft or certificate that does not comply with the terms of such Letter of Credit, except payment resulting from the gross negligence or willful misconduct of the Issuer; or (vii) any other circumstances or happenings whatsoever, whether or not similar to any of the foregoing, except circumstances or happenings resulting from the gross negligence or willful misconduct of the Issuer.

     (b) Recovery or Avoidance of Payments. In the event any payment by or on behalf of the Borrower received by the Issuer with respect to a Letter of Credit and distributed by the Issuer to the Banks on account of their participations is thereafter set aside, avoided or recovered from the Issuer in connection with any receivership, liquidation or bankruptcy proceeding, each Bank that received such distribution shall, upon demand by the Issuer, contribute such Bank's pro rata share of the amount set aside, avoided or recovered together with interest at the rate required to be paid by the Issuer upon the amount required to be repaid by it.

SECTION 2A.7.  Compensation for Letters of Credit.
                ----------------------------------

     (a) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent, for the benefit of the Banks, with respect to the Letters of Credit being issued hereunder a Letter of Credit fee (a "Letter of Credit Fee"), at a per annum rate equal in amount to two and one-half percent (2-1/2%) per annum, multiplied by the aggregate amount available for drawing under the Letters of Credit, which shall be due and payable quarterly, in arrears, so long as such Letters of Credit are outstanding, with the first such payment being due and payable on March 31, 2001. Letter of Credit Fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). The Administrative Agent shall promptly remit such Letter of Credit Fees, when paid, to the Banks in accordance with their pro rata share thereof based on the respective amounts of their Letter of Credit Commitments.

     (b) Issuer's Charges. The Borrower shall also pay to the Issuer, solely for its own account, the standard charges assessed by the Issuer in connection with the issuance, administration, amendment and payment or cancellation of Letters of Credit issued hereunder, which charges shall be those typically charged by the Issuer to its customers generally having credit and other characteristics similar to the Borrower, as determined in good faith by the Issuer, but including, in any event, any such charges set forth in any Letter of Credit Application Agreement.

SECTION 2A.8.  Indemnification; Exoneration.
               ----------------------------

     (a) Indemnification. In addition to amounts payable as elsewhere provided in this Article 2A, the Borrower shall protect, indemnify, pay and save the Issuer, the Administrative Agent and each Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which the Issuer, the Administrative Agent or any Bank may incur or be subject to as a consequence of the issuance of any Letter of Credit for the Borrower's account other than as a result of its gross negligence or willful misconduct, as determined by a court of competent jurisdiction.

     (b) Assumption of Risk by the Borrower. As among the Borrower, the Issuer, the Administrative Agent and the Banks, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued for the Borrower's account by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuer, the Administrative Agent and the Banks shall not be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged, (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, (iii) failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit, (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher, for errors in interpretation of technical terms, (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof, (vii) the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) any consequences arising from causes beyond the control of the Issuer, the Administrative Agent and the Banks.

     (c) Exoneration. In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuer under or in connection with the Letters of Credit or any related certificates if taken or omitted in good faith and with reasonable care, shall not put the Issuer or any Bank under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.

SECTION 2A.9  Bank Participations in Letters of Credit.
              -----------------------------------------

     (a) Purchase of Participations. On the Closing Date, each Bank shall be deemed to have irrevocably and unconditionally purchased and received from the Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Bank's pro rata share thereof, not to exceed, however, its respective Letter of Credit Commitment, in the Letters of Credit; it being understood and agreed, in connection therewith, that: (i) no Bank, other than Wachovia, shall be deemed to have purchased and received undivided interests or participations in any A Letters of Credit; (ii) Letter of Credit Commitments shall remain fixed hereafter, subject to reduction only if, as and when any Letters of Credit outstanding are cancelled (excluding by virtue of extension or renewal) or reduced hereafter, as such cancellations or reductions become effective.

     (b) Sharing of Letter of Credit Payments. In the event that the Issuer makes any payment under any Letter of Credit for which the Borrower shall not have repaid such amount to the Issuer pursuant to Section 2A.5 or which cannot then be paid by a Revolving Loan pursuant to Section 2A.5, the Issuer shall notify the Administrative Agent, and the Administrative Agent shall promptly notify each Bank having a Letter of Credit Commitment in regard thereto of such failure, and each such Bank shall promptly and unconditionally pay to the Issuer such Bank's pro rata share of the amount of such payment, based on its aforesaid Letter of Credit Commitment, in same day funds. If the Administrative Agent so notifies such Bank prior to 10:00 A.M. (Atlanta, Georgia time) on any Domestic Business Day, such Bank shall make available to the Issuer its pro rata share of the amount of such payment on such Domestic Business Day in same day funds. If and to the extent such Bank shall not have so made its pro rata share of the amount of such payment available to the Issuer, such Bank agrees to pay to the Issuer forthwith on demand such amount together with interest thereon, for each day from the date such payment was first due until the date such amount is paid to the Issuer at the Federal Funds Rate for the first three (3) Domestic Business Days and, thereafter, at the Base Rate. The failure of any Bank to make available to the Issuer its pro rata share of any such payment shall neither relieve nor increase the obligation of any other Bank hereunder to make available to the Issuer its pro rata share of any payment on the date such payment is to be made.

     (c) Sharing of Reimbursement Obligation Payments. Whenever the Issuer receives a payment on account of a Reimbursement Obligation, including any interest thereon, as to which the Issuer has received any payments from the Banks pursuant to this Section 2A.8, it shall promptly pay to each Bank which has funded its participating interest therein, in Dollars and in the kind of funds so received, an amount equal to such Bank's pro rata share thereof. Each such payment shall be made by the Issuer on the Domestic Business Day on which the funds are paid to such Person, if received prior to 10:00 am. (Atlanta, Georgia time) on such Domestic Business Day, and otherwise on the next succeeding Domestic Business Day.

     (d) Obligations Irrevocable. The obligations of the Banks to make payments to the Issuer with respect to Letter of Credit Obligations shall be irrevocable, not subject to any qualification or exception whatsoever and shall be made in accordance with, but not subject to, the terms and conditions of the Agreement under all circumstances (assuming that the Issuer has issued such Letter of Credit in accordance with this Article 2A) that continues in full force and effect), including, without limitation, any of the following circumstances: (i) any lack of validity or enforceability of the Agreement or any of the other Loan Documents; (ii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Loan or any transferee of any Letter of Loan (or any Person for whom any such transferee may be acting), the Issuer, any Bank or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions; (iii) any draft, certificate or any other document presented under the Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; (v) payment by the Issuer under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (vi) payment by the Issuer under any Letter of Credit against presentation of any draft or certificate that does not comply with the terms of such Letter of Credit, except payment resulting from the gross negligence or willful misconduct of the Issuer; or
(vii) any other circumstances or happenings whatsoever, whether or not similar to any of the foregoing, except circumstances or happenings resulting from the gross negligence or willful misconduct of the Issuer.

SECTION 2A.10  Letter of Credit Application Agreement.
               --------------------------------------

     The terms, covenants and conditions set forth in each Letter of Credit Application Agreement are herein incorporated by reference and made an integral part hereof, as fully and completely as if set forth verbatim herein; provided, however, if any such terms, covenants and conditions conflict with, or contradict, any terms, covenants or conditions of this Agreement in a manner adverse to the interests of the Issuer or the Banks, then, the terms, covenants and conditions of this Agreement shall be controlling.

                       ARTICLE 3 CONDITIONS TO BORROWINGS

SECTION 3.1       Conditions to First Borrowing.
                  -----------------------------

     The obligation of each Bank, the Issuer, the Administrative Agent and the Syndication Agent to execute this Agreement is subject to the satisfaction of the conditions set forth in Section 3.2 and each of the following conditions precedent:

     3.1.1 Documents. The Administrative Agent shall have received each of the following in a sufficient number of counterparts (except as to the Revolving Loan Notes) for delivery of a counterpart to each Bank and retention of one counterpart by the Administrative Agent:

     (A) This Agreement. From each of the parties hereto of either (i) a duly executed counterpart of this Agreement signed by such party or (ii) a facsimile transmission stating that such party has duly executed a counterpart of this Agreement and sent such counterpart to the Administrative Agent;

     (B) Notes. A duly executed Revolving Loan Note for the account of each Bank complying with the provisions of Section 2.3;

     (C) Subsidiary Guaranty. The Subsidiary Guaranty;

     (D) Security Agreement. The Security Agreement;

     (E) Pledge Agreement. The Pledge Agreement;

     (F) Mortgages. An Acknowledgment and Agreement, dated the Closing Date, to be substantially in the form of Exhibit G, restating and affirming the obligations of the Borrower and its Subsidiaries in respect of the Mortgages;

     (G) Opinion. An opinion (together with any opinions of local counsel relied on therein) of legal counsel for the Borrower and the Subsidiary Guarantors, dated as of the Closing Date, and covering such matters relating to the transactions contemplated hereby as the Administrative Agent or any Bank may reasonably request;

     (H) Closing Certificate. A certificate ("Closing Certificate"), dated as of the Closing Date, substantially in the form of Exhibit H , signed by the chief financial officer of the Borrower, to the effect that (i) no Default has occurred and is continuing on the Closing Date and (ii) the representations and warranties of the Borrower contained in Article 4 are true on and as of the Closing Date;

     (I) Other Documents. All documents which the Administrative Agent or any Bank may reasonably request relating to the existence of the Borrower and each Subsidiary Guaranty, the corporate authority for and the validity of this Agreement, the Revolving Loan Notes, the Subsidiary Guaranty executed on the Closing Date and the other Loan Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent, including, without limitation, certificates of incumbency of the Borrower and each Subsidiary Guarantor, signed by the Secretary or an Assistant Secretary of the Borrower and each Subsidiary Guarantor, in substantially the form of Exhibit I, certifying as to the names, true signatures and incumbency of the officer or officers of the Borrower and each Subsidiary Guarantor authorized to execute and deliver the Loan Documents and the action taken by the Board of Directors of the Borrower and each Subsidiary Guarantor authorizing the Borrower's execution, delivery and performance of this Agreement and the other Loan Documents to which it is party and each Subsidiary Guarantor's execution, delivery and performance of the Subsidiary Guaranty to be executed and delivered on the Closing Date and the other Loan Documents to which it is party.

     (J) Third Party Consents. Evidence, satisfactory to the Administrative Agent, that the Existing Equipment Lease and the Morgan Agreement have been amended and modified in a manner consistent with the terms of this Agreement in respect of (i) the Financial Covenants and (ii) waivers of any existing Events of Default.

     (K) Payment of Fees. Wachovia shall have received full reimbursement from the Borrower for all fees and expenses of the Administrative Agent then owing to its legal counsel, King & Spalding, and to The Recovery Group.

SECTION 3.2 Conditions to All Borrowings and Letters of Credit.

     The obligation of each Bank to make a Revolving Loan on the occasion of each Borrowing and the obligation of the Issuer to extend or renew any Letter of Credit is subject to the satisfaction of the following conditions:

     3.2.1 Notice. Receipt by the Administrative Agent of a Notice of Borrowing, in the case of a Borrowing;

     3.2.2 No Default. The fact that, immediately before and after such Borrowing or the issuance of such extension or renewal of a Letter of Credit, no Default shall have occurred and be continuing;

     3.2.3 Truth of Representations. The fact that the representations and warranties of the Borrower contained in Article 4 of this Agreement shall be true on and as of the date of such Borrowing or the issuance date of such extension or renewal of a Letter of Credit; and

     3.2.4 No Overadvance. The fact that, (i) in the case of each Borrowing, immediately after such Borrowing, the aggregate outstanding principal amount of the Revolving Loans of each Bank will not exceed the amount of its Loan Commitment, and the aggregate outstanding principal amount of all Revolving Loans will not exceed the aggregate amount of the Loan Commitments; and (ii) in the case of each Letter of Credit, immediately after such Letter of Credit is extended or renewed, the aggregate outstanding amount of Letter of Credit Obligations will not exceed the aggregate amount of the aggregate Letter of Credit Commitments.

     Each Borrowing and each issuance of a Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing or the date of issuance of such Letter of Credit as to the facts specified in Sections 3.2.2, 3.2.3 and 3.2.4.

                   ARTICLE 4. REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants that:

SECTION 4.1     Corporate Existence and Power.
                -----------------------------

     Each of the Borrower and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to so qualify, or obtain such licenses, authorizations, consents or approvals could not be reasonably expected to have or cause a Material Adverse Effect.

SECTION 4.2       Corporate and Governmental Authorization; No Contravention.
                  ----------------------------------------------------------

     The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents to which it is party and by each Subsidiary Guarantor of the Subsidiary Guaranty and the other Loan Documents to which it is party (i) are within the Borrower's and such Subsidiary Guarantor's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or by-laws of the Borrower or any Subsidiary Guarantor or, to the best of the Borrower's knowledge, of any Material Agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

SECTION 4.3       Binding Effect.
                  --------------

     This Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms, and the Notes, the Subsidiary Guaranty and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower, to the extent that it is party thereto, and each Subsidiary of Borrower, to the extent that it is party thereto, enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

SECTION 4.4       Financial Information; No Material Adverse Effect.
                  -------------------------------------------------

     The audited balance sheet of the Borrower and its Consolidated Subsidiaries as of the Fiscal Year ended closest to December 31, 1999, and the related consolidated audited statements of income, shareholders' equity and cash flows of the Borrower and its Consolidated Subsidiaries for the Fiscal Year then ended, and the unaudited balance sheet of the Borrower and its Consolidated Subsidiaries as of the Fiscal Quarter ended closest to December 31, 2000, and the related consolidated unaudited statements of income, shareholders' equity and cash flows of the Borrower and its Consolidated Subsidiaries for the Fiscal Quarter then ended, copies of which have been delivered to each of the Banks, fairly present, in conformity with GAAP, the financial position of the Borrower and its Consolidated Subsidiaries as of such dates and the results of its operations and cash flow for such periods stated; provided, that during the term of this Agreement after the Closing Date, future representations as to the matters set forth in this sentence shall be deemed to refer to the most recent financial statements delivered pursuant to Sections 5.1.1 and 5.1.2. Since December 31, 1999, there has been no event, act, condition or occurrence having or which could be expected to have a Material Adverse Effect; provided that during the term of this Agreement following the Closing Date, future representations as to matters set forth in this sentence shall be deemed to refer to the last day of the most recent audited financial statements delivered by the Borrower pursuant to Section 5.1.1.

SECTION 4.5       No Litigation.
                  -------------

     There is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could have a Material Adverse Effect, except as described on
Schedule 4.5, or which in any manner draws into question the validity of, or could impair the ability of the Borrower or any Subsidiary Guarantor to perform its obligations under, this Agreement, the Notes, the Subsidiary Guaranty or any of the other Loan Documents.

SECTION 4.6 Compliance with Laws Generally; Compliance with ERISA.

     The Borrower and each Subsidiary are in compliance in all material respects with applicable laws (including, but not limited to, ERISA), regulations and similar requirements of governmental authorities (including, but not limited to, PBGC), noncompliance with which could have or cause a Material Adverse Effect, except where the necessity of such compliance is being contested in good faith through appropriate proceedings. To the best of the Borrower's knowledge, (i) the Borrower and each member of the Controlled Group have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA; and (ii) neither the Borrower nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.

SECTION 4.7       Taxes.
                  -----

     There have been filed on behalf of the Borrower and its Subsidiaries all federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower or any Subsidiary have been paid, except for amounts that either are immaterial or are being disputed in good faith and by appropriate proceedings, and except as described on Schedule 4.7. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

SECTION 4.8       Subsidiaries.
                  ------------

     As of the Closing Date, the Borrower has no Subsidiaries, except for the Subsidiaries set forth on Schedule 4.8, all of which are Consolidated Subsidiaries and, except as set forth on said Schedule 4.8, all of which are wholly-owned Consolidated Subsidiaries with assets greater than Ten Thousand Dollars ($10,000).

SECTION 4.9 Not a Public Utility, Holding Company, Investment Company or Investment Adviser.
                   ----------------------------------------------------------

     Neither the Borrower nor any Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility," within the meaning of the Public Utility Holding Company Act of 1935, as amended; or a "public utility" within the meaning of the Federal Power Act, as amended; or an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

SECTION 4.10      Ownership of Property; Liens.
                  ----------------------------

     The Borrower and each of its Subsidiaries owns Properties, or interests in Properties, sufficient for the conduct of its business; and none of such Properties is subject to any Lien except as permitted in Section 5.8.

SECTION 4.11      No Default.
                  ----------

     Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could have or cause a Material Adverse Effect. No Default has occurred and is continuing.

SECTION 4.12      Full Disclosure.
                  ---------------

     All written information and, to the best of the Borrower's knowledge, all other information, heretofore furnished by the Borrower to the Issuer, the Administrative Agent, the Syndication Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Administrative Agent, the Syndication Agent, or any Bank will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified.

SECTION 4.13      Environmental Matters.
                  ---------------------

     To the best of the Borrower's knowledge, (i) neither the Borrower nor any Subsidiary of Borrower is subject to any Environmental Liability which could have or cause a Material Adverse Effect and neither the Borrower nor any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. None of the Properties located in the United States, owned by either the Borrower or a Subsidiary, has been identified on any current or proposed (A) National Priorities List under 40 C.F.R. ss. 300, (B) CERCLIS list or (C) any list arising from a state statute similar to CERCLA; (ii) to the best of the Borrower's knowledge, no Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties or are otherwise present at, in or under the Properties, owned or operated by either the Borrower or a Subsidiary, or, to the best of the knowledge of the Borrower, at or from any adjacent site or facility, except for Hazardous Materials, such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in the ordinary course of business in compliance with all applicable Environmental Requirements; and (iii) to the best of the Borrower's knowledge, the Borrower and its Subsidiaries are in compliance with all Environmental Requirements in connection with the ownership, use and operation of the Properties and the Borrower's and such Subsidiary's respective businesses.

SECTION 4.14      Capital Stock.
                  -------------

     All Capital Stock, debentures, bonds, notes and all other securities of the Borrower and its Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws.

SECTION 4.15      Margin Stock.
                  ------------

     Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Revolving Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with the provisions of, Regulations T, U or X.

SECTION 4.16      Solvency.
                  --------

     After giving effect to the execution and delivery of the Loan Documents, the Borrower will continue to be Solvent.

SECTION 4.17      Possession of Franchises, Licenses, Etc.
                  ---------------------------------------

     The Borrower and its Subsidiaries possess to the extent material all franchises, certificates, licenses, permits and other authorizations from governmental and political subdivisions or regulatory authorities, and all patents, trademarks, service marks, trade names, copyrights, franchises, licenses and other rights that are necessary for ownership, maintenance and operation of any of their respective material Properties and assets, and neither the Borrower nor any of its Subsidiaries is in violation of any thereof, which, individually or in the aggregate, would or might have or cause a Material Adverse Effect.

SECTION 4.18      Insurance.
                  ---------

     The Borrower and each of its Subsidiaries maintains adequate insurance on, and in respect of the ownership and operation of, its Properties in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

SECTION 4.19      Financial Products.
                  ------------------

     As of the Closing Date, neither the Borrower nor any of its Subsidiaries is party to: (i) any Equity Forward Contracts; (ii) any Interest Swap Contracts, except the Morgan Swap Contract; or (iii) any Cash Management Services Contract, except the Wachovia Cash Management Service Contract.

     ARTICLE 5. Covenants

     The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable hereunder or under any Note remains unpaid:

SECTION 5.1       Information.
                  -----------

     The  Borrower  will  deliver  to the  Administrative  Agent and each of the
Banks:

     5.1.1 Annual  Audit.  As soon as available  and in any event within  ninety
(90) days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by independent public accountants of nationally recognized standing, with such certification to be free of any material exceptions and qualifications; provided that, the information required by this paragraph may be satisfied by delivery of information pursuant to Section 5.1.5 or Section 5.1.6;

     5.1.2 Interim Statements. As soon as available, and in any event within thirty (30) days after the end of each of the first eleven (11) Fiscal Months of each Fiscal Year, but for the last Fiscal Month of each Fiscal Quarter, and within forty-five (45) days after the end of such other Fiscal Months, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Month and the related statement of income and statement of cash flows for such month and for the portion of the Fiscal Year ended at the end of such month, setting forth in each case in comparative form the figures for the corresponding month and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer of the Borrower; provided that the information required by this paragraph may be satisfied by delivery of information pursuant to Section 5.1.5 or Section 5.1.6;

     5.1.3 Compliance Certificates. Simultaneously with the delivery of each set of financial statements referred to in Sections 5.1.1 and 5.1.2 (limited to quarterly statements only), a certificate, substantially in the form of Exhibit J (a "Compliance Certificate"), of the chief financial officer of the Borrower
(i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of the Financial Covenants on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

     5.1.4 Default Notice. Promptly (and, in any event, within five (5) Domestic Business Days) after the Borrower becomes aware of the occurrence of any Default, a certificate of the chief financial officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

     5.1.5 Proxy. Promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

     5.1.6 Registration Statements. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly or monthly reports which the Borrower shall have filed with the Securities and Exchange Commission;

     5.1.7 ERISA Notices. If and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any reportable event (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice; and

     5.1.8  Other  Reports.  From  time  to  time  such  additional  information regarding the financial position or business of the Borrower and its Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request. The foregoing shall include, initially, and without limitation, (i) a monthly update in respect of all actual and projected Asset

Sales (including sale-leaseback transactions) and Assets Recoveries, including reconciliations to date; (ii) a weekly rolling cash flow forecast for the thirteen (13) weeks following the report date, together with a report of the prior week's actual performance compared to projections; (iii) a "53 week report" on all four concepts on a weekly basis; and (iv) monthly financial performance reports by concept.

SECTION 5.2       Inspection of Property, Books and Records.
                  -----------------------------------------

     The Borrower will keep, and require each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP (or, in the case of any non-domestic Subsidiary, such other accounting standards, rules, regulations and practices applicable to businesses operating in the locality in which each such Person operates); and permit, and cause each Subsidiary to permit, representatives of any Bank at such Bank's expense prior to the occurrence of a Default and at the Borrower's expense after the occurrence and during the continuance of a Default to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Borrower agrees to cooperate and assist in such visits and inspections in each case at such reasonable times and as often as may reasonably be desired.

SECTION 5.3       Consultant.
                  ----------

     The Administrative Agent, on behalf of the Banks, may retain (or continue the retention of) the services of The Recovery Group or any other firm of forensic accounting consultants reasonably acceptable to the Required Banks at any time or from time to time for the purpose of reviewing the Borrower's historical and forecasted financial performance and condition and related matters pertaining to the Borrower's business operations on an ongoing basis; and the Borrower shall reimburse the Administrative Agent for the reasonable costs and expenses of such consultants, within thirty (30) days after receiving an invoice therefor detailing such costs and expenses. In further regard to the foregoing, the Borrower agrees to cooperate with such consultants in accomplishing such review on a timely basis.

SECTION  5.4  Adjusted Total Debt/Adjusted Total Capital Ratio.
              ------------------------------------------------

     The Adjusted Total Debt/Adjusted Total Capital Ratio will not exceed: (i) .78:1 as of the end of the Fiscal Quarter ending closest to December 31, 2000;
and (ii) .80:1, as of the end of each Fiscal Quarter subsequent thereto.

SECTION 5.5       Fixed Charge Coverage Ratio.
                  ---------------------------

     Borrower's Fixed Charge Coverage Ratio, measured on a rolling four (4) Fiscal Quarters' basis, as of the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending closest to December 31, 2000, shall be not less than the ratio prescribed below for each Fiscal Quarter prescribed below corresponding thereto:

                        Fiscal Quarter Ending:                        Ratio
                        ---------------------                         -----
                       December 31, 2000                              1.10:1
                       April 1, 2001                                  1.05:1
                       July 1, 2001                                   1.05:1
                       September 30, 2001                             1.20:1
                       December 30, 2001                              1.40:1


SECTION 5.6       Adjusted Total Debt/EBITDAR Ratio.
                  ---------------------------------

     The ratio which (i) the Adjusted Total Debt of the Borrower and its Consolidated Subsidiaries at the end of any Fiscal Quarter, commencing with the Fiscal Quarter ended closest to December 31, 2000, bears to (ii) the EBITDAR of the Borrower and its Consolidated Subsidiaries, measured on a rolling four (4) Fiscal Quarters' basis as of the end of such Fiscal Quarter, shall be not more than the ratio prescribed below as of the end of each Fiscal Quarter corresponding thereto:


                  Fiscal Quarter Ending:                             Ratio
                  ---------------------                              -----
                  December 31, 2000                                  6.30:1
                  April 1, 2001                                      6.65:1
                  July 1, 2001                                       7.05:1
                  September 30, 2001                                 6.35:1
                  December 30, 2001                                  5.35:1


     In computing EBITDAR in respect of the foregoing ratio, the ratio set forth in Section 5.7 below and the minimum amount of EBITDAR set forth in Section 5.7A below, (a) any asset or stock dispositions by the Borrower consisting of the sale of a business line, segment or other group of related restaurants occurring within a Fiscal Quarter shall be accounted for by reducing EBITDAR by the individual EBITDAR attributable to each store within such group for such Fiscal Quarter and the three (3) preceding Fiscal Quarters or, in the event that any such restaurant had negative individual EBITDAR for such periods, by increasing EBITDAR by the amount of such negative EBITDAR; and (b) any asset or stock acquisitions by the Borrower, to the extent otherwise then permitted to occur hereunder (and without implying such permission), consisting of the purchase of a business, line, segment or other group of related restaurants occurring within a Fiscal Quarter shall be accounted for by increasing EBITDAR by the individual EBITDAR attributable to each store within such group for such Fiscal Quarter and for the three (3) preceding Fiscal Quarters or, in the event that any such store had negative individual EBITDAR for such periods, by decreasing EBITDAR by the amount of such negative EBITDAR; in each instance, on an historical basis, in a manner which the Borrower shall determine, but subject to prior review with, and approval by, the Administrative Agent.

SECTION 5.7 Total Senior  Debt/EBITDA  Ratio.
            ---------------------------------

     The ratio which (i) the Total Senior Debt of the Borrower and its Consolidated Subsidiaries at the end of any Fiscal Quarter, commencing with the Fiscal Quarter ended closest to December 31, 2000, bears to (ii) EBITDA of the Borrower and its Consolidated Subsidiaries, measured on a rolling four (4) Fiscal Quarters' basis as of the end of such Fiscal Quarter (adjusted, however, for EBITDA in the same manner as reflected in Section 5.6 for EBITDAR), shall be not more than the amounts prescribed below for each Fiscal Quarter prescribed below corresponding thereto:


                  Fiscal Quarter Ending:                             Ratio
                  ---------------------                              -----
                  December 31, 2000                                  4.00:1
                  April 1, 2001                                      4.35:1
                  July 1, 2001                                       4.85:1
                  September 30, 2001                                 4.00:1
                  December 30, 2001                                  4.00:1


SECTION 5.7A.  Minimum EBITDA.
               --------------

     EBITDA of the Borrower and its Consolidated Subsidiaries for each of the following Fiscal Quarters shall be at least that amount prescribed opposite such Fiscal Quarter:

                    Fiscal Quarter Ending:                             EBITDA
                    ---------------------                              ------
                    December 31, 2000                                 $3,100,000
                    April 1, 2001                                    $14,300,000
                    July 1, 2001                                     $18,800,000
                    September 30, 2001                               $16,900,000
                    December 30, 2001                                $16,800,000


SECTION 5.8       Negative Pledge.
                  ---------------

     The Borrower will not, nor will the Borrower permit any Subsidiary to, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except: (i) the Morgan Liens, (ii) Liens on the Hops Marks to the extent necessary to reflect and permit the licensing thereof to the SPV under the Hops Marks License, (iii) those Liens, if any, described on Schedule 5.8, concerning existing Debt of the Borrower, to be set forth and described more particularly therein, together with any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any such Lien, provided that such Debt is not secured by any additional assets, and the amount of such Debt secured by any such Lien is not increased; (iv) Liens incidental to the conduct of its business or the ownership of its Properties which (A) do not secure Debt and (B) do not in the aggregate materially detract from the value of its Properties or materially impair the use thereof or the operation of its business, including, without limitation, easements, rights of way, restrictive covenants, zoning and other similar restrictions on real property; (v) materialmen's, mechanics', warehousemen's, carriers', landlords' and other similar statutory Liens which secure Debt or other obligations that are not past due, or, if past due are being contested in good faith by the Borrower or the appropriate Subsidiary by appropriate proceedings; (vi) Liens for taxes not delinquent or taxes being contested in good faith and by appropriate proceedings; (vii) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation;
(viii) deposits to secure performance of bids, trade contracts, leases, statutory obligations (to the extent not excepted elsewhere herein); (ix) grants of security and rights of setoff in deposit accounts, securities and other properties held at banks or financial institutions to secure the payment or reimbursement under overdraft, letter of credit, acceptance and other credit facilities; (x) rights of setoff, banker's liens and other similar rights arising solely by operation of law; (xi) Purchase Money Liens, provided that the Purchase Money Debt secured thereby is permitted under Section 5.21(viii); (xii) rights of lessors under Capital Leases, provided that the Debt secured thereby is permitted under Section 5.21(viii); and (xiii) rights of lessors in respect of Properties leased to the Borrower or its Subsidiaries under operating leases, to the extent permitted under Section 5.29.

SECTION 5.9       Maintenance of Existence.
                  ------------------------

     Except as permitted in Section 5.10 and 5.11, the Borrower shall, and shall cause each Subsidiary to, maintain its corporate existence and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained.

SECTION 5.10      Dissolution.
                  -----------

     Neither the Borrower nor any of its Subsidiaries shall suffer or permit dissolution or liquidation either in whole or in part, except through corporate reorganization to the extent permitted by Section 5.11.

SECTION 5.11      Consolidations, Mergers and Sales of Assets.
                  -------------------------------------------

     The Borrower will not, nor will it permit any Subsidiary to, consolidate or merge with or into, or engage in any Asset Sale, or discontinue or eliminate any business line or segment, provided, however, that any Subsidiaries of the Borrower may (i) merge or consolidate with each other or with the Borrower (so long as the Borrower is the corporation surviving such merger), or (ii) sell assets to each other or to the Borrower; and, provided, further, that the Borrower may consummate Asset Sales so long as, unless otherwise approved in writing by the Required Banks, each of the following conditions is met: (i) the Asset Sales are to Persons other than Affiliates, (ii) the Asset Sales are made for cash only, (iii) the Net Cash Proceeds from all such Asset Sales are applied in the manner provided in Section 2.9.2, and for no other purpose, (iv) no Default has occurred which is then continuing or otherwise would result from such sale occurring, and (v) either (A) if the Asset Sale concerns Collateral in excess of One Hundred Thousand Dollars ($100,000) in market value or net book value (whichever is greater), the prior written consent of the Required Banks shall be required as with condition to such Asset Sale or, (B) if the Asset Sale concerns Collateral in excess of One Million Dollars ($1,000,000) in market value or net book value (whichever is greater), the prior written consent of all Banks shall be required as a condition to such Asset Sale. The term "Asset Sales," as used herein, shall extend to and include, without limitation, sale-leaseback transactions. Notwithstanding, however, the preceding terms of this Section 5.11 or the terms of clause (vii) of Section 9.6 below, so long as no Default or Event of Default shall have occurred, no consent of the Banks shall be required for any Asset Sale otherwise made in conformity with the preceding terms of this Section 5.11 (but for the provision concerning consents) if, but only if, such Asset Sale concerns the Properties listed on Schedule 5.11 and the Net Cash Proceeds derived therefrom are not less than ninety percent (90%) of the targeted amount prescribed below opposite each such listed Property (the foregoing herein called, for each such Property, "Minimum Net Cash Proceeds"; and the Administrative Agent may, without the consent of any Bank, release the Liens of the Administrative Agent on any such properties made subject to any Asset Sale permitted hereunder, provided that such Minimum Net Cash Proceeds are received as prescribed hereinabove prior thereto and applied as prescribed in Section 2.9.2.

SECTION 5.12      Use of Proceeds.
                  ---------------

     The proceeds of all Revolving Loans will be used by the Borrower solely for working capital, and for no other purpose. Without limitation of the foregoing, no portion of the proceeds of the Revolving Loans will be used by the Borrower
(i) in connection with, whether directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation even if such acquisition is otherwise permitted hereunder, (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock,
(iii) generally, to finance Investments, even if such Investments are otherwise permitted hereunder, or (iv) for any other purpose in violation of any term of this Agreement or of any applicable law or regulation.

SECTION 5.13 Compliance with Laws; Payment of Taxes.
             ---------------------------------------

     The Borrower will, and will cause each of its Subsidiaries and each member of the Controlled Group to, comply in all material respects with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings. The Borrower will, and will cause each of its Subsidiaries to, pay promptly when due all taxes, assessments governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a Lien against the Property of the Borrower or any Subsidiary, except liabilities being contested in good faith and against which, if requested by the Administrative Agent, the Borrower will set up reserves in accordance with GAAP. In respect of the foregoing, the Borrower acknowledges that the Administrative Agent may or, at the request of the Required Banks, the Administrative Agent shall conduct (or cause to be conducted by one or more representatives, including certified public accountants) a periodic audit of the Borrower's and its Subsidiaries' payment of all property taxes, sales and use taxes, payroll taxes, and income taxes as and when due and payable to federal, state or local governmental authorities, all at the Borrower's expense.

SECTION 5.14      Insurance.
                  ---------

     The Borrower will maintain, and will cause each of its Subsidiaries to maintain (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance on, and in respect of the ownership and operation of, its Properties in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business. The foregoing shall be in addition to, and not in derogation of, any requirements for the maintenance of insurance set forth in the Security Documents.

SECTION 5.15      Change in Fiscal Year.
                  ---------------------

     The Borrower will not change its Fiscal Year without the consent of the Required Banks.

SECTION 5.16      Maintenance of Property.
                  -----------------------

     The Borrower shall, and shall cause each Subsidiary to, maintain all of its Properties in good condition, repair and working order, ordinary wear and tear excepted.

SECTION 5.17      Environmental Notices.
                  ---------------------

     The Borrower shall furnish to the Administrative Agent, promptly after the Borrower becomes aware thereof, written notice of all Environmental Liabilities, pending, threatened Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders and Environmental Releases, at, on, in, under or in any way affecting the Properties or any adjacent property and all facts, events, or conditions that could reasonably be expected to lead to any of the foregoing.

SECTION 5.18      Environmental Matters.
                  ---------------------

     The Borrower will not, and will not permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handled or ship or transport to or from the Properties any Hazardous Materials except for Hazardous Materials such as cleaning solvents, pesticides and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed, or otherwise handled in the ordinary course of business in compliance with all applicable Environmental Requirements.

SECTION 5.19      Environmental Releases.
                  ----------------------

     The Borrower agrees that upon the occurrence of an Environmental Release (except for any Environmental Release which (x) occurred in compliance with all Environmental Requirements and (y) could not reasonably be expected to have or cause a Material Adverse Effect), it will act immediately to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

SECTION 5.20      Investments.
                  -----------

     The Borrower will not make (nor will the Borrower permit any Subsidiary to make) any Investment in any Person or Property (which term "Investment," for purposes hereof, shall mean and include, without limitation, the acquisition of any property, the issuance, acquisition or exchange of any capital stock, debt or other obligations or security to, from or with any Person, the making of any loan, advance, extension of credit, credit accommodation, Guarantee or capital contribution to or on behalf of any Person, and the leasing or subleasing of any property to any Person, but shall not include the issuance by the Borrower of its Capital Stock in exchange for cash consideration), provided, however, that, notwithstanding the foregoing, the Borrower (or any Subsidiary) may, from time to time, undertake the following, without the necessity of obtaining the Required Banks' prior written consent thereto:

     (i) Current Assets. Acquire current assets for use in, or arising from, the sale of goods or services in the ordinary course of its business (including, for this purpose, but without limitation, credit card receivables);

     (ii) Capital Expenditures. Make Capital Expenditures in the ordinary course of business; provided, however, commencing with the Fiscal Year ending closest to December 31, 2000, Capital Expenditures shall be limited in amount as follows: (i) for the Fiscal Year ending closest to December 31, 2000,
$54,000,000; (ii) for the Fiscal Year ending closest to December 31, 2001, $23,000,000; provided, however, that, within the Fiscal Year ending closest to December 31, 2001, in addition to the aforesaid overall, annual limitation (A) Capital Expenditures shall not exceed, in any event (1) $7,000,000 for the Fiscal Quarter ending April 4, 2001, (2) $13,000,000, on a cumulative basis, for the two (2) Fiscal Quarters' period ending July 1, 2001, and (3) $20,000,000, on a cumulative basis, for the three (3) Fiscal Quarters' period ending September 30, 2001, and (B) no such Capital Expenditures in excess of $3,000,000 may be made in any one Fiscal Quarter in such Fiscal Year unless and until the Administrative Agent has received financial statements from the Borrower confirming its continuing compliance with all Financial Covenants including this clause (ii) as of and for the preceding Fiscal Quarter; and (iii) for the interim period from the first day of the Fiscal Year beginning closest to January 1, 2002 through the Termination Date, $2,000,000. In addition to the foregoing, in each Fiscal Year subsequent to the Fiscal Year ending closest to December 31, 2000, Capital Expenditures shall not be made for the purchase of land or buildings or real estate interests other than fixtures and leasehold improvements on land and buildings in which the Borrower acquired an interest prior to the beginning of such Fiscal Year except that, so long as no Default exists, the Borrower may acquire a leasehold interest in real property located within, or adjacent to, Fanueil Hall, Boston, Massachusetts for the purpose of constructing a McCormick & Schmick's restaurant thereon, provided, however, that: (i) the Borrower must use its reasonable best efforts to consummate a sale-leaseback arrangement in respect of such location in conjunction with its purchase (or within a reasonable time thereof) which, as part thereof, will include the payment of sufficient funds to the Borrower to reimburse itself for all monies then spent to date by the Borrower in regard thereto (with such monies to be applied by Borrower, as and when received, in the same manner as Asset Recoveries, as provided in Sections 2.7.3 and 2.9.2); (ii) the Borrower must use its reasonable best efforts to obtain the consent of the eventual lessor (and any sublessor) of such location to permit the Borrower to execute a leasehold mortgage favoring the Administrative Agent, for the benefit of the Banks, in respect thereof; and (iii) total Capital Expenditures in respect of this location for the period from inception through May 31, 2001 shall not exceed, in any event, $1,000,000 (and all such expenditures shall be counted against the maximum "per quarter" and "annual" limitations on Capital Expenditures set forth hereinabove).

     (iii) Escrow Deposits. Make or maintain escrow deposits for the payment of taxes, rents, utilities, insurance or like matters in the ordinary course of its business;

     (iv) Bank Accounts. Make and maintain deposits of cash in demand deposit accounts of banks in the ordinary course of its business in furtherance of any Cash Management Services Contracts, and make endorsements of checks, drafts or other instruments in connection therewith;

     (v) Surplus Cash. Consistent at all times with the Borrower's internal Statement of Investment Policy, invest surplus cash in (A) obligations of, or guaranteed by, the United States of America or any agency thereof, (B) short-term certificates of deposit issued by, and time deposits with, any Bank or any other financial institution domiciled in the United States of America with assets of at least $500,000,000, (C) short-term commercial paper rated at least "A1" by Standard & Poor's or "P1" by Moody's, and (D) fixed or adjustable rate corporate debt securities with a credit rating of at least double A (Aa/AA) by either Moody's or Standard & Poors, provided that any fixed rate debt securities have a maturity of one year or less;

     (vi) Subsidiaries. Have investments in Consolidated Subsidiaries of the Borrower in the ordinary course of, and pursuant to the reasonable requirements of, the Borrower's and such Subsidiaries' respective businesses (including, without limitation, the issuance of Guarantees of the obligations of such Consolidated Subsidiaries), provided that the aggregate amount of such investments which may be outstanding at any one time hereafter, as to all such Subsidiaries, other than any which are Subsidiary Guarantors (as to which no limitation shall apply), shall not exceed (A) as to the Hops Subsidiaries, the sum of (1) the aggregate amount thereof which already has been invested and remains outstanding on the Closing Date, or has been committed to be invested as of the Closing Date, as set forth on Schedule 5.20A (without credit for any reductions thereof which may occur subsequent to the Closing Date), plus (2) an additional amount, which shall represent the maximum amount, in the aggregate, which may be invested in the Hops Subsidiaries subsequent to the Closing Date, not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000) per annum, measured from the Closing Date, in annual increments (without any rollover from year-to-year); and (B) as to all Subsidiaries, other than the Hops Subsidiaries and any Subsidiaries which are Subsidiary Guarantors, an aggregate amount which does not exceed, when aggregated with all investments (whether or not made in, by or through Subsidiaries) under clause (x) of this Section 5.20, ten percent (10%) of the sum of (A) Borrower's Stockholders Equity at any time plus (B) the amount of the TECONS at such time; it being understood and agreed that there shall be deducted in any event from the amount of investments in such Subsidiaries which may be made pursuant to this subclause (B) the aggregate amount of Capitalized Lease Obligations of all such Subsidiaries which are at any time outstanding, if and to the extent not already counted against such amount as an investment of Borrower; i.e., as a Capitalized Lease Obligation owing to Borrower as lessor or sublessor.

     (vii) Travel Advances. Make travel and similar advances to employees from time to time in the ordinary course of business;

     (viii) Advances to Affiliates. Continue to hold Debt evidencing loans and advances to Affiliates made prior to the Closing Date, to the extent disclosed on Schedule 5.20B, provided that (i) all promissory notes and other instruments evidencing such Debts, together with any security therefor, shall have been pledged and set over to the Administrative Agent pursuant to the Security Agreement as of the Closing Date, and (ii) all such loans and advances shall have been repaid in full on or prior to the Termination Date, and (iii) no new loans and advances to Affiliates may be made on or subsequent to the Closing Date.

     In the event that, and to the extent that, as of the Closing Date, any of the terms or conditions set forth in this Section 5.20 (or in Section 5.21 or Section 5.22 below) shall operate to restrict the ability of any Consolidated Subsidiary to (i) pay dividends or make distributions permitted under applicable law on any capital stock of such Subsidiary owned by the Borrower or any other Consolidated Subsidiary, (ii) pay any indebtedness or other obligation owed to the Borrower or any other Consolidated Subsidiary, (iii) make loans or advances to the Borrower or any other Consolidated Subsidiary, or (iv) transfer any of its property or assets to Borrower or any other Consolidated Subsidiary (the "Subsidiary Activities"), and the imposition of such restriction on any such

Subsidiary Activities pursuant hereto is expressly prohibited under, or constitutes an event of default under, the terms of the Senior Notes Indenture, then, notwithstanding the foregoing, such Subsidiary Activities shall be permitted.

SECTION 5.21      Debt.
                  ----

     The Borrower will not incur, assume or suffer to exist any Debt or obligation under any Guarantee (or permit any Subsidiary to do so), except for:
(i) Debt for Borrowed Money existing on the date of this Agreement and disclosed on Schedule 5.21; (ii) Debt and Guarantees incurred pursuant to this Agreement or the other Loan Documents; (iii) trade payables and contractual obligations to suppliers and customers incurred in the ordinary course of business; (iv) accrued pension fund and other employee benefit plan obligations and liabilities (provided, however, that such Debt does not result in the existence of any Event of Default or Default under any other provision of this Agreement); (v) deferred taxes; (vi) Debt resulting from endorsements of negotiable instruments received in the ordinary course of its business; (vii) Debt arising under or in connection with any Wachovia Cash Management Service Contract; (viii) Capitalized Lease Obligations, to the extent otherwise then permitted to be incurred under Section 5.20(ii), and Purchase Money Debt, so long as the aggregate amount of Capitalized Lease Obligations and Purchase Money Debt does not exceed, at any one time, fifteen percent (15%) of Tangible Net Worth; (ix) the Subordinated Debt; (x) the Senior Notes; (xi) the Morgan Obligations; and
(xii) the SPV Master Lease Guaranty. Without limitation of the foregoing, subsequent to the Closing Date, neither the Borrower nor any of its Subsidiaries shall enter into, assume or incur liability under, (i) any Interest Swap Contract, except the Morgan Swap Contract, or (iii) any Cash Management Service Contract, except the Wachovia Cash Management Service Contract.

SECTION 5.22      Dividends and Distributions.
                  ---------------------------

     The Borrower will not, nor will the Borrower permit any Subsidiary to, (i) pay any cash dividend; (ii) make any capital distribution; (iii) redeem, repurchase or retire for cash any Capital Stock provided, however, that, notwithstanding the foregoing, each Subsidiary pay dividends and may make other distributions on any Capital Stock of such Subsidiary which is owned by the Borrower or another Consolidated Subsidiary which is a Subsidiary Guarantor.

SECTION 5.23      Transactions With Affiliates.
                  ----------------------------

     The Borrower will not, and will not permit any Subsidiary to enter into, or be a party to, any transaction with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of its business and upon fair and reasonable terms and are no less favorable to Borrower or said Subsidiary than would be obtained in a comparable arm's length transaction with a Person not an Affiliate. The foregoing shall not override the special limitations on loans and advances to Affiliates prescribed in Section 5.20(viii).

SECTION 5.24      Subsidiaries.
                  ------------

     The Borrower will not, and will not permit any Subsidiary to, create or acquire any Subsidiary subsequent to the Closing Date.

SECTION 5.25      Stock Purchases, Etc.
                  --------------------

     The Borrower will not, and will not permit any Consolidated Subsidiary of the Borrower, to purchase any Capital Stock of the Borrower, whether in a "spot" transaction, pursuant to an Equity Forward Contract or otherwise; nor will the Borrower issue any Redeemable Preferred Stock subsequent to the Closing Date; nor will the Borrower create any new class of, or issue any new voting Capital Stock, or warrants to acquire new voting Capital Common Stock, subsequent to the Closing Date (except pursuant to Section 2.6.6).

SECTION 5.26      No Prepayment of Senior Notes.
                  -----------------------------

     The Borrower will not prepay, and will not permit any Subsidiary to prepay, the principal amount of any of the Senior Notes, nor will Borrower repurchase, redeem or retire, or permit any Subsidiary to repurchase, redeem or retire such Notes.

SECTION 5.27      Subordinated Debt.
                  -----------------

     The Borrower will not, and will to permit any Subsidiary to: (i) make any payment (whether of principal, interest, premium or otherwise) on any Subordinated Debt unless and except to the extent, if any, expressly permitted by the express, written terms of subordination governing such Subordination Debt as then approved in writing by the Required Lenders; or (ii), in any event, make any prepayment of any part or all of any Subordinated Debt, or otherwise repurchase, redeem or retire any instrument evidencing any Subordinated Debt prior to maturity; or enter into any agreement which could in any way be construed to amend, modify, alter or terminate any one or more instruments or agreements evidencing or relating to any Subordinated Debt.

SECTION 5.28      Financial Products.
                  ------------------

     The Borrower will not, and will not permit any Subsidiary to enter into, or assume obligations under, (i) any Equity Forward Contracts; or (ii) any Interest Swap Contracts, except the Morgan Contract; nor will the Borrower modify or amend any material term, covenant or condition of the Morgan Contract.

SECTION 5.29      Operating Leases.
                  ----------------

     The Borrower will not, and will not permit any Subsidiary, to enter into any lease (including any Synthetic Lease, but excluding any renewals of existing leases and any Capital Leases), other than: (i) the Existing Equipment Lease;
(ii) the SPV Master Lease; (iii) those leases existing on the Closing Date and, if annual rentals thereunder exceed One Hundred Fifty Thousand Dollars ($150,000), listed on Schedule 5.29; and (iv) other leases of machinery and equipment entered into subsequent to the Closing Date in the ordinary course of business, provided that the aggregate rentals thereunder, determined on a per Fiscal Year basis, do not exceed One Million Dollars ($1,000,000).

SECTION 5.30      Real Property.
                  -------------

     The Borrower will not, and will not permit any Subsidiary, to acquire ownership of any real property, or any interest in real property, such as, but not limited to, a ground lease, a building on such real property, an estate for years or a long-term (or short-term) lease.

SECTION 5.31      Accounts Payable.
                  ----------------

     Effective beginning with the Fiscal Quarter ending closest to June 30, 2001, the Borrower will not, and will not permit its Subsidiaries, to have either: (i) more than fifty percent (50%) of its and their total accounts payable, determined on a consolidated basis, be more than forty-five (45) days past due date for payment; or (ii) more than twenty percent (20%) of its and their total accounts payable, determined on a consolidated basis, be more than sixty (60) days past due for payment.

SECTION 5.32      Sales Tax.
                  ---------

     Effective beginning with the Fiscal Quarter ending closest to June 30, 2001, the Borrower will not, and will not permit its Subsidiaries, to have its and their total sales taxes (including late charges, penalties and interest), determined on a consolidated basis, exceed at any time Eight Million Dollars ($8,000,000).

                              ARTICLE 6. DEFAULTS

SECTION 6.1       Events of Default.
                  -----------------

     If one or more of the following events ("Events of Default") shall have occurred and be continuing:

     6.1.1 Non-Payment. The Borrower (i) shall fail to pay when due (whether at scheduled maturity, because of a mandatory prepayment event, upon acceleration or otherwise) any principal of any Revolving Loan or any Reimbursement Obligation or (ii) shall fail to pay any interest on any Revolving Loan or any Obligations within five (5) Domestic Business Days after such interest shall become due, or (iii) shall fail to pay any fee or other amount payable hereunder or under any Loan Document or any other Obligation within five (5) Domestic Business Days after such fee or other amount or other Obligation becomes due; or

     6.1.2 Failure to Observe Certain Covenants. The Borrower shall fail to observe or perform any covenant contained in Sections 5.3 through 5.12, 5.14, 5.15, or 5.20 through 5.32, inclusive; or

     6.1.3 Failure to Observe Covenants Generally. The Borrower shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by Sections 6.1.1 and 6.1.2) and such failure shall not have been cured within ten (10) days after the earlier to occur of (i) written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Bank or (ii) an executive, senior financial or accounting officer of the Borrower otherwise becomes aware of any such failure; or

     6.1.4 Misrepresentation. Any representation, warranty, certification or statement made by the Borrower in Article IV of this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

     6.1.5 Cross-Default. Any event of default, mandatory prepayment event or early termination event (howsoever denominated) shall occur under or in respect of any Material Agreement; or the Borrower or any Subsidiary shall fail to make any payment in respect of any debt, liability or obligation outstanding individually or in the aggregate with all other such debts, liabilities or obligations, equal to or in excess of Five Hundred Thousand Dollars ($500,000), other than the Notes, when due or within any applicable grace period; or any event or condition shall occur which results in the acceleration of the maturity of any such debt, liability or obligation outstanding of the Borrower or any Subsidiary individually or in the aggregate with all other such debts, liabilities or obligations equal to or in excess of Five Hundred Thousand Dollars ($500,000) or the mandatory prepayment or purchase of any such debt, liability or obligation by the Borrower (or its designee) or such Subsidiary (or its designee) individually or in the aggregate with all other such debts, liabilities or obligations equal to or in excess of Five Hundred Thousand Dollars ($500,000) prior to the scheduled maturity thereof, or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of any such debt, liability or obligation individually or in the aggregate with all other such debts, liabilities or obligations equal to or in excess of Five Hundred Thousand Dollars ($500,000) or any Person acting on such holders' behalf to accelerate the maturity thereof or require the mandatory prepayment or purchase thereof prior to the scheduled maturity thereof, without regard to whether such holders or other Person shall have exercised or waived their right to do so; or

     6.1.6 Voluntary Bankruptcy. The Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

     6.1.7 Involuntary Bankruptcy. An involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

     6.1.8 ERISA. The Borrower or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

     6.1.9 Judgments. One or more judgments or orders for the payment of money in an aggregate amount equal to or greater than Five Hundred Thousand Dollars ($500,000) shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of thirty
(30) days; or

     6.1.10 Tax Liens. A federal tax Lien shall be filed against the Borrower under Section 6323 of the Code or a Lien of the PBGC shall be filed against the Borrower or any Subsidiary under Section 4068 of ERISA and in either case such Lien shall remain undischarged for a period of thirty (30) days after the date of filing; or

     6.1.11 Change of Control. Either: (i) Tom E. DuPree, Jr. shall cease to own and control, beneficially and with power to vote, at least twenty-five percent (25%) of the outstanding shares of the voting Capital Stock of the Borrower; or
(ii) any Person (other than Tom E. DuPree, Jr.) or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of twenty percent (20%) or more of the outstanding shares of the voting Capital Stock of the Borrower; or (iii) as of any date, a majority of the Board of Directors of the Borrower consists of individuals who were not either
(A) directors of the Borrower as of the corresponding date of the previous year,
(B) selected or nominated to become directors by a Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause
(A) and individuals described in clause (B); or

     6.1.12 Material Adverse Effect. The occurrence of any event, act, occurrence, or condition which the Required Banks determine either does or has a reasonable probability of causing, or resulting in, a Material Adverse Effect;

then, and in every such event, the Administrative Agent shall (i) if requested by the Required Banks, by notice to the Borrower, terminate the Commitments and they shall thereupon terminate, and (ii) if requested by the Required Banks, by notice to the Borrower, declare all Obligations (together with accrued interest thereon) to be, and all Obligations shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, together with interest at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default; provided that if any Event of Default specified in Sections
6.1.6 or 6.1.7 above occurs with respect to the Borrower or any Subsidiary, without any notice to the Borrower or any other acts by the Administrative Agent or the Banks, the Commitments shall thereupon terminate and all Obligations (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, together with interest thereon at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default. Notwithstanding the foregoing, the Administrative Agent shall have available to it all other remedies at law or equity, including, without limitation, all those set forth in the Security Documents in respect of Collateral, and shall exercise any one or all of them at the request of the Required Banks.

SECTION 6.2       Notice of Default.
                  -----------------

     The Administrative Agent shall give notice to the Borrower of any Default under Section 6.1.3 promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                       ARTICLE 7. THE ADMINISTRATIVE AGENT

SECTION 7.1       Appointment; Powers and Immunities.
                  ----------------------------------

     Each Bank, the Syndication Agent, the Arranger and the Co-Arranger hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Administrative Agent: (a) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank, the Syndication Agent, or the Issuer; (b) shall not be responsible to the Banks, the Syndication Agent or the Issuer for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any Bank, the Syndication Agent or the Issuer under, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Borrower to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Banks, and then only on terms and conditions satisfactory to the Administrative Agent; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The provisions of this Article VII are solely for the benefit of the Administrative Agent, the Banks, the Syndication Agent and the Issuer, and the Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Loan Documents, the Administrative Agent shall act solely as agent of the Banks, the Syndication Agent and the Issuer, and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower. The duties of the Administrative Agent shall be ministerial and administrative in nature, and the Administrative Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Bank, the Syndication Agent or the Issuer.

SECTION 7.2       Reliance by Administrative Agent.
                  --------------------------------

     The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telefax, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent and accountants or other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks in any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

SECTION 7.3       Defaults.
                  --------

     The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the nonpayment of principal of or interest on the Revolving Loans) unless the Administrative Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default or an Event of Default, the Administrative Agent shall give prompt notice thereof to the Banks. The Administrative Agent shall give each Bank prompt notice of each nonpayment of principal of or interest on the Revolving Loans whether or not it has received any notice of the occurrence of such nonpayment. The Administrative Agent shall (subject to Section 9.6) take such action hereunder with respect to such Default or Event of Default as shall be directed by the Required Banks, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

SECTION 7.4       Rights of Administrative Agent as a Bank.
                  ----------------------------------------

     With respect to the Revolving Loans made by it, Wachovia in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Administrative Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include Wachovia in its individual capacity. The Administrative Agent may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Affiliates) as if it were not acting as the Administrative Agent, and the Administrative Agent may accept fees and other consideration from the Borrower (in addition to any agency fees and arrangement fees heretofore agreed to between the Borrower and the Administrative Agent) for services in connection with this Agreement or any other Loan Document or otherwise without having to account for the same to the Banks.

SECTION 7.5       Indemnification.
                  ---------------

     Each Bank severally agrees to indemnify the Administrative Agent, to the extent the Administrative Agent shall not have been reimbursed by the Borrower, ratably in accordance with its pro rata share of the Total Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, fees and disbursements of legal counsel and any consultants retained pursuant to Section 5.3) or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless an Event of Default has occurred and is continuing, the normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided, however that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

SECTION 7.6       Payee of Note Treated as Owner.
                  ------------------------------

     The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent and the provisions of Section 9.8 have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

SECTION 7.7       Nonreliance on Administrative Agent and Other Banks.
                  ---------------------------------------------------

     Each Bank agrees that it has, independently and without reliance on the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder or under the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any other Person (or any of their Affiliates) which may come into the possession of the Administrative Agent.

SECTION 7.8       Failure to Act.
                  --------------

     Except for action expressly required of the Administrative Agent hereunder or under the other Loan Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under Section 7.5 against any and all liability and expense which may be incurred by the Administrative Agent by reason of taking, continuing to take, or failing to take any such action.

SECTION 7.9       Resignation of Administrative Agent.
                  -----------------------------------

     Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Banks. Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article 7 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder.

                ARTICLE 8. CHANGE IN CIRCUMSTANCES; COMPENSATION

SECTION 8.1       Increased Cost and Reduced Return.
                  ---------------------------------

     8.1.1 Change of Law. If after the date hereof, a Change of Law or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority either: (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Revolving Loans, its Revolving Loan Note or its obligation to make Revolving Loans, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Revolving Loans or any other amounts due under this Agreement in respect of its Revolving Loans or its obligation to make Revolving Loans (except for changes in the rate of tax on the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Lending Office is located); or (ii) shall impose, modify or deem applicable any reserve, special deposit insurance or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System), against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office); or (iii) shall impose on any Bank (or its Lending Office) any other similar condition affecting its Revolving Loans, its Revolving Loan Notes or its obligation to make Revolving Loans; and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Revolving Loan, or to reduce the amount of any such received or receivable by such Bank (or its Lending Office) under this Agreement or under its Revolving Loan Notes with respect thereto, by an amount deemed by such Bank to be material, then, within fifteen (15) days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

     8.1.2 Capital Adequacy. If any Bank shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy), by an amount deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

     8.1.3 Notice of Determination. Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank, in any respect deemed material by such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

     8.1.4 Assignees Covered. The provisions of this Section 8.3 shall be applicable with respect to any Assignee or other Transferee (excluding any Participants), and any calculations required by such provisions shall be made based upon the circumstances of such Assignee or other Transferee.

SECTION 8.2       Replacement of a Lender.
                  -----------------------

     In addition to the foregoing, if any Bank (but not all Banks) has demanded compensation under Section 8.1, then, the Borrower shall have the right, at its option, upon giving at least five (5) Business Days' prior notice to such Bank through the Administrative Agent, to obtain one or more Banks or Assignees willing to replace all Commitments (including Letter of Credit Commitments) of such Bank, in which case the Bank which is being replaced shall execute and deliver to such Bank or Assignee an Assignment and Acceptance in accordance with
Section 9.8.3 with respect to such Bank's entire interest under this Agreement and the Notes.

                            ARTICLE 9. MISCELLANEOUS

SECTION 9.1       Notices.
                  -------

     All notices, requests and other communications to any party hereunder or under any Loan Document shall be in writing (including bank wire, telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth on the signature pages hereof or such other address or telecopier number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and the appropriate confirmation is received, (ii) if given by mail, seventy-two (72) hours after such communication is deposited in the United States mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article 2 or Article 8 shall not be effective until received.

SECTION 9.2       No Waivers.
                  ----------

     No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 9.3       Expenses; Documentary Taxes.
                  ---------------------------

     The Borrower shall pay (i) all out-of-pocket expenses of the Administrative Agent, including fees and disbursements of special counsel for the Banks and the Administrative Agent, in connection with the preparation of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder and (ii) if a Default occurs, all out-of-pocket expenses incurred by the Administrative Agent, the Issuer and any Bank in connection with such Default and any collection and other enforcement proceedings resulting therefrom, including reasonable attorneys fees (and a reasonable allocation of the cost of internal legal counsel) and out-of-pocket expenses of such attorneys and internal legal counsel incurred in their enforcing this Agreement, the Notes and other Loan Documents on behalf of the Administrative Agent, the Issuer or any Bank. The Borrower shall indemnify the Administrative Agent and each Bank against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement, the Notes or the other Loan Documents.

SECTION 9.4       Indemnification.
                  ---------------

     The Borrower shall indemnify the Administrative Agent, the Syndication Agent, the Issuer, the Banks and each affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrower of the proceeds of any extension of credit by any Bank hereunder or any breach by the Borrower or any subsidiary of any term, covenant or condition of this Agreement, the Notes or any other Loan Document or from any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse the Administrative Agent, the Syndication Agent, the Issuer and each Bank, and each affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including, without limitation, legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified. The indemnification provisions (including, without limitation, provisions for default interest, to the extent that this Section 9.4 might be construed as duplicating the Borrower's obligation to pay interest at the Default Rate as required elsewhere in this Agreement) set forth in this Section 9.4 are meant to be without duplication of any other indemnification provisions set forth in this Agreement.

SECTION 9.5       Sharing of Setoffs.
                  ------------------

     Each Bank agrees that if it shall, by exercising any right of setoff or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of the Obligations owing to it which is greater than the proportion received by any other Bank in respect of the aggregate amount of all Obligations of the same type owing to it, the Bank receiving such proportionately greater payment shall purchase such participations in the affected Obligations held by the other Bank(s), and such other adjustments shall be made, as may be required so that all such payments of such Obligations of the same type owing to such other Banks shall be shared by the Banks pro rata; provided that (i) nothing in this Section shall impair the right of any Bank to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of any indebtedness of the Borrower other than the Obligations, and
(ii) if all or any portion of such payment received by the purchasing Bank is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price of such participation to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (x) the amount of such other Bank's required repayment to (y) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in any Obligations, acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

SECTION 9.6       Amendments and Waivers.
                  ----------------------

     Any provision of this Agreement, the Notes or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Administrative Agent or the Issuer or any Bank participating in any Letter of Credit Obligations are affected thereby, by the Administrative Agent or the Issuer or such Bank, as the case may be); provided that, no such amendment or waiver shall, unless signed by all Banks, (i) increase any Commitment of any Bank or subject any Bank to any additional obligation, (ii) decrease the principal of, or decrease the rate of interest on any Revolving Loan or on any fees or other amounts payable hereunder, (iii) extend the date fixed for any payment of principal of or interest on any Revolving Loan or any fees hereunder or any other Obligation, (iv) change the percentage of the Commitments or of the aggregate unpaid amount of the Notes, or the percentage of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (v) change the manner of application of any payments made under this Agreement or the Notes,
(vi) release or substitute all or any substantial part of the Collateral held as security for the Obligations, except in connection with any Asset Sale expressly permitted to occur under Section 5.11 with less than the consent of all Banks, or (vii) release any Guarantee given to support payment of the Obligations. In connection with the foregoing, the Borrower will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement unless each Bank shall be informed thereof by the Borrower or the Administrative Agent and shall be afforded an opportunity of considering the same and shall be supplied by the Borrower with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the requisite percentage of Banks.

SECTION 9.7       No Margin Stock Collateral.
                  --------------------------

     Each of the Banks represents to the Administrative Agent, the Borrower and each of the other Banks that it in good faith is not, (i) directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement or
(ii) entering into this Agreement with an immediate intention to resell its Commitment or Revolving Loans.

SECTION 9.8       Successors and Assigns.
                  ----------------------

     9.8.1 No Assignment by Borrower. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement.

     9.8.2 Participation. Any Bank may, without the consent of the Borrower, at any time sell to one or more Persons (each a "Participant") participating interests in any Revolving Loan owing to such Bank, any Revolving Loan Note held by such Bank, any Commitment of such Bank hereunder or any other interest of such Bank hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Revolving Loan Note for all purposes under this Agreement, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. In no event shall a Bank that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) an extension of any date fixed for the payment of principal of or interest on the related Revolving Loan or Revolving Loans, (ii) the decrease of the amounts of any principal of, or the decrease of any interest or fees due on any date fixed for the payment thereof with respect to the related Revolving Loan or Revolving Loans, (iii) the decrease of the principal or the related Revolving Loan or Revolving Loans, (iv) any decrease in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof), a fee is payable hereunder from the rate at which the Participant is entitled to receive interest or a commitment fee (as the case may be) in respect of such participation, (v) the release or substitution of all or any substantial part of the collateral (if any) held as security for the Obligations, or (vi) the release of any Guarantee given to support payment of the Obligations. Each Bank selling a participating interest in any Revolving Loan, Revolving Loan Note, Commitment or other interest under this Agreement shall, within ten (10) Domestic Business Days of such sale, provide the Borrower and the Administrative Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. Except as otherwise expressly provided in Article 8, the Administrative Agent, the Banks and the Borrower agree that each Participant shall be entitled to the benefits of Article 8 with respect to its participation in Revolving Loans outstanding from time to time, but only to the extent that such Bank which sold the relevant participation would have been entitled thereto pursuant to the terms of this Agreement.

     9.8.3 Assignments. Any Bank may at any time assign to one or more banks or financial institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Commitments, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance, executed by such Assignee, such transferor Bank and the Administrative Agent (and, in the case of an Assignee that is not then a Bank, by the Borrower); provided that (i) no interest may be sold by a Bank pursuant to this Section unless the Assignee shall agree to assume ratably equivalent portions of the transferor Bank's Commitments, (ii) the amount of the Commitments of the transferor Bank subject to such assignment (determined as of the effective date of the assignment), if less than the entirety of such Commitments, shall be equal to at least Five Million Dollars ($5,000,000), (iii) no interest may be sold by a Bank pursuant to this Section to any Assignee that is not then a Bank or an Affiliate of a Bank without the consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld), except after the occurrence of, and during the continuance of, an Event of Default. Upon (A) execution of the Assignment and Acceptance by such transferor Bank, such Assignee, the Administrative Agent and (if applicable) the Borrower,
(B) delivery of an executed copy of the Assignment and Acceptance of the Borrower and the Administrative Agent, (C) payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, and (D) payment of a processing and recordation fee of Three Thousand Five Hundred Dollars ($3,500) to the Administrative Agent (which fee shall be reduced to One Thousand Five Hundred



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

Dollars ($1,500) if the Assignee is an existing Bank or an Affiliate of a Bank, such Assignee shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its future obligations hereunder to a corresponding extent, and no further consent or action by the Borrower, the Banks or the Administrative Agent shall be required. Upon the consummation of any transfer to an Assignee pursuant to this Section 9.8.3, the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to such Assignee.

     9.8.4 Disclosures. Subject to the provisions of Section 9.9, the Borrower authorizes each Bank to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee any and all information in such Bank's possession concerning the Borrower which has been delivered to such Bank by the Borrower pursuant to this Agreement or which has been delivered to such Bank by the Borrower in connection with such Bank's credit evaluation prior to entering into this Agreement.

     9.8.5 Status of Transferee. No Transferee shall be entitled to receive any greater payment under Section 8.3 than the transferor Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.2 or 8.3 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

SECTION 9.9       Confidentiality.
                  ---------------

     Each of the Banks, the Issuer, the Administrative Agent and the Syndication Agent agrees to exercise its best efforts (and, in any event, with at least the same degree of care as it ordinarily exercises with respect to confidential information of its other customers) to keep any information delivered or made available by the Borrower to it, including, without limitation, information obtained by the Administrative Agent or such Bank by reason of a visit or investigation by any Person contemplated in Section 5.2, confidential from any one other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Revolving Loans; provided, however that nothing herein shall prevent the Administrative Agent, the Syndication Agent, the Issuer or any Bank from disclosing such information (i) to the any other such Person, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Person, (iv) which has been publicly disclosed other than by an act or omission of any such Person except as permitted herein, (v) to the extent reasonably required in connection with any litigation (with respect to this Agreement, any of the other Loan Documents, in connection with any of the foregoing, or any other obligations of the Borrower or any Subsidiary owing to any such Person) to which any such Person or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Person's legal counsel and independent auditors and
(viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of any Bank's rights hereunder which has agreed in writing to be bound by the provisions of this Section 9.9.

SECTION 9.10      Representation by Banks.
                  -----------------------

     Each Bank hereby represents that it is a commercial lender or financial institution which makes Revolving Loans in the ordinary course of its business and that it will make its Revolving Loans hereunder for its own account in the ordinary course of such business; provided, however that, subject to Section 9.8, the disposition of a Revolving Loan Note or the Revolving Loan Notes held by that Bank shall at all times be within its exclusive control.

SECTION 9.11      Obligations Several.
                  -------------------

     The obligations of each Bank hereunder are several, and no Bank shall be responsible for the obligations or commitment of any other Bank hereunder. Nothing contained in this Agreement and no action taken by Banks pursuant hereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

SECTION 9.12      GEORGIA LAW.
                  -----------

     THIS AGREEMENT, EACH NOTE AND EACH OTHER LOAN DOCUMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF GEORGIA.

SECTION 9.13      Interpretation.
                  --------------

     No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

SECTION 9.14      WAIVER OF JURY TRIAL AND CONSENT TO JURISDICTION.
                  ------------------------------------------------

     EACH OF THE BORROWER, EACH BANK, THE ISSUER, THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT AND THE ISSUER IRREVOCABLY (A) WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, (B) SUBMITS TO THE NONEXCLUSIVE PERSONAL JURISDICTION IN THE STATE OF GEORGIA, THE COURTS THEREOF AND THE UNITED STATES DISTRICT COURTS SITTING THEREIN, FOR THE ENFORCEMENT OF THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS, (C) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY JURISDICTION TO OBJECT ON ANY BASIS (INCLUDING, WITHOUT LIMITATION, INCONVENIENCE OF FORUM) TO JURISDICTION OR VENUE WITHIN THE STATE OF GEORGIA FOR THE PURPOSE OF LITIGATION TO ENFORCE THIS AGREEMENT, THE NOTES OR THE OTHER LOAN

DOCUMENTS, AND (D) AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN THE MANNER PRESCRIBED IN SECTION 9.1 FOR THE GIVING OF NOTICE TO THE BORROWER. NOTHING HEREIN CONTAINED, HOWEVER, SHALL PREVENT THE ADMINISTRATIVE AGENT FROM BRINGING ANY ACTION OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY AND AGAINST THE BORROWER PERSONALLY, AND AGAINST ANY ASSETS OF THE BORROWER, WITHIN ANY OTHER STATE OR JURISDICTION.

SECTION 9.15      Counterparts.
                  ------------

     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 9.16      Survival.
                  --------

     All representations, warranties and covenants made herein shall survive the execution and delivery of all of the Loan Documents. The terms and provisions of this Agreement shall continue in full force and effect until the payment of the Notes and termination of the Commitments.

SECTION 9.17      Entire Agreement; Amendment; Severability.
                  -----------------------------------------

     This Agreement shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes and replaces in its entirety, by complete amendment and restatement, the Original Credit Agreement, but is not intended by the Parties to be, and shall not constitute or be construed to be, a novation thereof, and all rights, remedies and benefits existing to the favor of the Banks, the Administrative Agent or the Syndication Agent under the Original Credit Agreement and the "Loan Documents" (as defined therein) executed in connection therewith, including, particularly, but without limitation, all Liens on Collateral securing payment of the Obligations, shall, unless otherwise set forth expressly herein, continue without abatement or break in continuity, attachment or perfection. Without limitation of the foregoing, the Banks hereby waive any Events of Default existing under any of Sections 5.4, 5.5, 5.6, 5.7 or 5.7A of the Original Credit Agreement as a result of the Borrower's failure to comply with the terms thereof for the Fiscal Quarter ending closest to December 31, 2000. Neither this Agreement nor any provision hereof may be changed, waived, discharged, modified or terminated orally, but only by an instrument in writing in accordance with Section 9.6. If any provision of any of the Loan Documents or the application thereof to any party thereto or circumstances shall be invalid or unenforceable to any extent, the remainder of such Loan Documents and the application of such provisions to any other party thereto or circumstance shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

SECTION 9.18      TIME OF THE ESSENCE.
                  -------------------

     TIME IS OF THE ESSENCE IN THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS.

SECTION 9.19      No Joint Venture .
                  -----------------

     Neither this Agreement nor any agreements, instruments, documents or transactions contemplated hereby (including the Loan Documents), shall in any respect be interpreted, deemed or construed as making any Bank, the Issuer, the Administrative Agent or the Syndication Agent a partner or joint venturer with the Borrower or as creating any similar relationship or entity.

SECTION 9.20      Certain Designations.
                  --------------------

     The designation "Syndication Agent," as used herein and in any other Loan Document, is an honorary designation and shall have no substantive effect; nor shall any Party so designated have any other or additional duties, powers or responsibilities hereunder or under any other Loan Document as a result of such designation.

SECTION 9.21 Release.
             -------

     In exchange for the accommodations being granted to the Borrower by the Banks and the Issuer hereunder, the Borrower, for itself and each of its Subsidiaries, hereby releases, acquits, and forever discharges the Banks, the Issuer, the Administrative Agent and the Syndication Agent, and each and every past and present subsidiary, affiliate, stockholder, officer, director, agent, servant, employee, representative, and attorney of each of such Persons (collectively, the "Indemnified Persons"), from any and all claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including attorneys' fees) of any kind, character, or nature whatsoever, known or unknown, fixed or contingent, which the Borrower or any of its Subsidiaries has, may have or may claim to have now or which may hereafter arise out of or be connected with any act of commission or omission of any Indemnified Person existing or occurring prior to the date of this Agreement, including, without limitation, any act taken or omitted to be taken in connection with the creation, administration and enforcement of the Original Credit Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers, as of the day and year first above written.


                                   "BORROWER"

                                   AVADO BRANDS, INC.        (SEAL)

                                   By:_________________________________
                                      Erich J. Booth
                                      Chief Financial Officer


                                   Attest:_____________________________
                                          Secretary (or Assistant Secretary)
                                            Avado Brands, Inc.
                                            Corporate Headquarters
                                            Hancock at Washington
                                            Madison, Georgia  30650
                                            Attn:  Erich J. Booth,
                                            Chief Financial Officer
                                            Telecopier Number: (706) 342-4057

                                   "BANKS"

                                   WACHOVIA BANK, NATIONAL
                                   ASSOCIATION, as the Administrative
                                   Agent and as a Bank       (SEAL)


                                   By:________________________________
                                      Christopher Tierney,
                                      Senior Vice President


                                        Lending Office:
                                        --------------

                                   Wachovia Bank, N.A.
                                   191 Peachtree Street, N.E.
                                   30th Floor
                                   Atlanta, Georgia  30303-1757
                                   Attention:  Leveraged Finance Group

                                   Telecopier Number:  (404) 332-6920

                                   Loan Commitment Amount: $26,830,757.26

                                   Letter of Credit Commitment Amounts:

                                   A Letters of Credit:  $5,464,000

                                   B Letters of Credit:  $1,515,080

                                   Total Commitments:  $33,809,837.26

                                   FLEET NATIONAL BANK, as
                                   Syndication Agent and as a Bank       (SEAL)


                                   By:________________________________
                                   Name:__________________________
                                   Title:___________________________


                                        Lending Office:
                                        --------------

                                   Fleet National Bank
                                   Managed Asset Division
                                   100 Federal Street
                                   Mail Stop MADE 1006A
                                   Boston, Massachusetts  02110

                                   Telecopier Number:  (617) 434-4877


                                   Loan Commitment Amount: $19,164,826.60

                                   Letter of Credit Commitment Amounts:

                                   A Letters of Credit:  0

                                   B Letters of Credit:  $1,082,200

                                   Total Commitments:  $20,247,026.60

                                   SUNTRUST BANK, as a Bank

                                   By:________________________________
                                   Name:___________________________
                                   Title:____________________________


                                        Lending Office:
                                        --------------

                                   SunTrust Bank
                                   303 Peachtree Street, N.E.
                                   2nd Floor
                                   Atlanta, Georgia  30308

                                   Telecopier Number:  (404) 588-8833

                                   Loan Commitment Amount: $15,331,861.28

                                   Letter of Credit Commitment Amounts:

                                   A Letters of Credit:  $0

                                   B Letters of Credit:  $865,760

                                   Total Commitments:  $16,197,621.28

                                   COOPERATIEVE CENTRALE
                                   RAIFFEISEN-BOERENLEENBANK B.A.,
                                   "RABOBANK INTERNATIONAL,"
                                   NEW YORK BRANCH, as a Bank


                                   By:________________________________
                                   Name:___________________________
                                   Title:____________________________


                                   By:________________________________
                                   Name:___________________________
                                   Title:____________________________


                                        Lending Office:
                                        --------------

                                   Cooperatieve Centrale
                                   Raiffeisen-Boerenleenbank B.A.,
                                   "Rabobank International,"
                                   New York Branch
                                   245 Park Avenue
                                   36th Floor
                                   New York, New York  10167

                                   Telecopier Number (404) 877-9150

                                   Loan Commitment Amount: $19,164,826.60

                                   Letter of Credit Commitment Amounts:

                                   A Letters of Credit:  $0

                                   B Letters of Credit:  $1,082,200

                                   Total Commitments:  $20,247,026.60

                                   COMERICA BANK,
                                   as a Bank            (SEAL)

                                   By:________________________________
                                   Name:___________________________
                                   Title:____________________________


                                        Lending Office:
                                        --------------

                                   Comerica Bank
                                   500 Woodward Avenue
                                   9th Floor, MC 3280
                                   Detroit, Michigan  48226

                                   Telecopier Number (313) 222-3330

                                   Loan Commitment Amount: $7,665,930.64

                                   Letter of Credit Commitment Amounts:

                                   A Letters of Credit:  $0

                                   B Letters of Credit:  $432,880

                                   Total Commitments:  $8,098,810.64

                                   SOUTHTRUST BANK, NATIONAL ASSOCIATION,
                                   as a Bank              (SEAL)


                                   By:________________________________
                                   Name:___________________________
                                   Title:____________________________


                                        Lending Office:
                                        --------------

                                   SouthTrust Bank, N.A.
                                   27th Floor
                                   Mail Code PT007
                                   One Georgia Center
                                   600 West Peachtree Street
                                   Atlanta, Georgia  30308

                                   Telecopier Number (404) 853-5766

                                   Loan Commitment Amount: $7,665,930.64

                                   Letter of Credit Commitment Amounts:

                                   A Letters of Credit:  $0

                                   B Letters of Credit:  $432,880

                                   Total Commitments:  $8,098,810.64

     Exhibits and schedules to this agreement are not filed pursuant to Item 601(b)(2) of SEC Regulation S-K. By the filing of this Form 10-Q, the Registrant hereby agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.